UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12
Apollo Global Management, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 6, 2023

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Apollo Global Management, Inc. (“AGM”). The Annual Meeting of Stockholders will be held virtually on October 6, 2023 at 9:30 a.m., Eastern Time, for the following purposes:

1.

To elect Marc Beilinson, James Belardi, Jessica Bibliowicz, Walter (Jay) Clayton, Michael Ducey, Kerry Murphy Healey, Mitra Hormozi, Pamela Joyner, Scott Kleinman, A.B. Krongard, Pauline Richards, Marc Rowan, David Simon, Lynn Swann, Patrick Toomey and James Zelter to the Board of Directors of AGM (the “Board of Directors”) as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of AGM to be held in 2024;

2.	To conduct an advisory vote to approve the compensation of AGM’s named executive officers;

3.	To ratify the appointment of Deloitte & Touche LLP as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

4.	To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.

Holders of AGM’s common stock, par value $0.00001 per share, of record at the close of business on August 11, 2023 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.

We will furnish proxy materials to our stockholders via the internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.

Accordingly, we are sending to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2022 via the internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

We will be holding the Annual Meeting of Stockholders in a virtual-only format. By hosting the Annual Meeting of Stockholders via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. In order to attend the meeting, you must register at http://viewproxy.com/apollo/2023/htype.asp by 11:59 p.m., Eastern Time, on October 3, 2023. The meeting can be accessed by using the invitation provided upon registration, where you will be able to listen to the meeting live, submit questions and vote online. We encourage you to access the Annual Meeting before the start time of 9:30 a.m., Eastern Time, on October 6, 2023. Please allow ample time for online check-in, which will begin at 9:00 a.m., Eastern Time, on October 6, 2023. We encourage you to vote your shares prior to the Annual Meeting.

Dated: August 18, 2023	By order of the Board of Directors

/s/ Jessica L. Lomm
Jessica L. Lomm Secretary

Your vote is important. Regardless of whether you plan to attend the Annual Meeting of Stockholders, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the Annual Meeting of Stockholders. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or voted online.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, any time we use the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy Statement that looks towards future performance is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this Proxy Statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WEBSITE REFERENCES

Website references and their hyperlinks have been provided for convenience only. The content on any referenced websites is not incorporated by reference into this Proxy Statement, nor does it constitute a part of this Proxy Statement.

Apollo Global Management, Inc.

PROXY STATEMENT

Annual Meeting of Stockholders of Apollo Global Management, Inc. to be held on Friday, October 6, 2023

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Why did I receive these proxy materials?

The Board of Directors (the “Board of Directors”) of Apollo Global Management, Inc. (the “Company” or “AGM” and together with its consolidated subsidiaries, “Apollo”) is soliciting proxies for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on Friday, October 6, 2023 at 9:30 a.m., Eastern Time. The information included in this proxy statement (“Proxy Statement”) relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers. Our annual report to stockholders for the fiscal year ended December 31, 2022 (the “Annual Report”) is available to review with this Proxy Statement. We are sending a notice of the Annual Meeting (and, for those who request it, a paper copy of this Proxy Statement and the enclosed form of proxy) to our stockholders on or about August 18, 2023.

What proposals will be voted on at the Annual Meeting?

The three matters scheduled to be voted on at the Annual Meeting are:

1.    The election of Marc Beilinson, James Belardi, Jessica Bibliowicz, Walter (Jay) Clayton, Michael Ducey, Kerry Murphy Healey, Mitra Hormozi, Pamela Joyner, Scott Kleinman, A.B. Krongard, Pauline Richards, Marc Rowan, David Simon, Lynn Swann, Patrick Toomey and James Zelter to the Board of Directors as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of AGM to be held in 2024;

2.    An advisory vote to approve the compensation of AGM’s named executive officers (“NEOs”); and

3.    The ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.

How can I attend the Annual Meeting?

We will be holding the Annual Meeting of Stockholders in a virtual-only format. By hosting the Annual Meeting of Stockholders via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. In order to attend the meeting, you must register at http://viewproxy.com/apollo/2023/htype.asp by 11:59 p.m., Eastern Time, on October 3, 2023. The meeting can be accessed by using the invitation provided upon registration, where you will be able to listen to the meeting live, submit questions and vote online.

Who can vote at the Annual Meeting?

Anyone owning shares of AGM’s common stock, par value $0.00001 per share (“Common Stock”), of record at the close of business on August 11, 2023, the record date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Who is asking me for my vote?

AGM is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and sending the Notice of Internet Availability of Proxy Materials (“Notice”) and the Proxy Statement.

What are my voting rights?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on August 11, 2023, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 566,891,226 shares of Common Stock outstanding. A list of all record stockholders as of the record date will be available during ordinary business hours at AGM’s principal place of business located at 9 West 57th Street, 42nd Floor, New York, New York 10019, from the Secretary of AGM, at least 10 days before the Annual Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of each of the director nominees;

•	FOR the approval of, on an advisory basis, the compensation of AGM’s NEOs;

•	FOR the ratification of the appointment of Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), AGM is providing access to its proxy materials via the internet. Accordingly, AGM is sending the Notice to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request a printed set of all future proxy materials.

Where can I view the proxy materials on the Internet?

The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the Internet; and

•	Instruct AGM to send future proxy materials to you by email.

You can view the proxy materials for the Annual Meeting online at http://www.viewproxy.com/apollo/2023.

How do I attend and vote my shares at the virtual Annual Meeting?

In order to attend the meeting, you must register at http://viewproxy.com/apollo/2023/htype.asp by 11:59 p.m., Eastern Time, on October 3, 2023. You will receive a meeting invitation by email with your unique join link along with a password prior to the meeting date. We encourage you to access the meeting before the start time of 9:30 a.m., Eastern Time, on October 6, 2023. Please allow ample time for online check-in, which will begin at 9:00 a.m., Eastern Time, on October 6, 2023.

If you hold shares of Common Stock as the stockholder of record, you have the right to vote those shares at the Annual Meeting.

If you are a beneficial owner and hold shares of Common Stock in street name, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership and register at http://viewproxy.com/apollo/2023/htype.asp by 11:59 p.m., Eastern Time, on October 3, 2023.

Please follow the instructions at http://viewproxy.com/apollo/2023/htype.asp in order to attend the Annual Meeting and vote your shares during the meeting, whether you hold your shares of record or in street name. You will need the control number provided on the proxy card you received from us (the “Proxy Card”), your voting instruction form or your Notice.

Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a proxy or voting instructions for your shares in advance, so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting of Stockholders, please follow the instructions you received to vote your shares as soon as possible to ensure that your shares are represented at the Annual Meeting of Stockholders.

How may I vote my shares without attending the Annual Meeting?

Even if you plan to attend the virtual Annual Meeting, we encourage you to submit a proxy or voting instructions before the Annual Meeting by the method or methods described below:

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If you received a Notice by mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the Notice. To access the materials and to submit your proxy or voting instructions, you will need the control number provided in the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions in the Notice or on the proxy voting website.

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If you received the proxy materials by e-mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the e-mail. To submit your proxy or voting instructions, you will need the control number set forth in the email. You may submit your proxy or voting instructions by following the instructions in the e-mail or on the proxy voting website.

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If you received the proxy materials by mail: You may submit your proxy or voting instructions by following the instructions provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions via the internet or by telephone, you will need the control number provided on the Proxy Card or voting instruction form. If you submit your proxy or voting instructions by mail, please complete, sign and date the Proxy Card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope.

Can I change my vote after I have delivered my proxy?

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by:

•	Providing another proxy, or using any of the available methods for voting, with a later date, before 11:59 p.m., Eastern Time on October 5, 2023;

•	Notifying AGM’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or

•	Voting your shares online at the Annual Meeting.

What is a quorum?

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the outstanding shares of Common Stock owned by stockholders on the record date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

What are broker non-votes and how are they treated for vote purposes?

Under the rules of the New York Stock Exchange (“NYSE”), brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting for non-routine matters. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present. Non-routine matters include the election of directors (Proposal 1) and the approval, on an advisory basis, of the compensation of AGM’s NEOs (Proposal 2). Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of AGM’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 3).

How are matters presented at the Annual Meeting approved?

The affirmative vote of the majority of the votes cast by the holders of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to elect each person nominated as a director to the Board of Directors (Proposal 1).

The affirmative vote of the majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to approve the proposals to (i) approve, on an advisory basis, the compensation of AGM’s NEOs (Proposal 2) and (ii) ratify the appointment of Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 3).

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). However, abstentions will have the effect of votes “against” the proposals to (i) approve, on an advisory basis, the compensation of AGM’s NEOs (Proposal 2) and (ii) ratify the appointment of Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 3).

Brokers do not have discretion to vote any uninstructed shares on (i) the election of directors (Proposal 1) or (ii) the proposal to approve, on an advisory basis, the compensation of AGM’s NEOs (Proposal 2). However, brokers have discretion to vote any uninstructed shares with respect to the proposal to ratify the appointment of Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 3).

May I vote confidentially?

Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Who will count the votes?

A representative of Alliance Advisors will count the votes and act as the inspector of election for the Annual Meeting.

What if additional matters are presented at the Annual Meeting?

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to John J. Suydam, our Chief Legal Officer, Whitney Chatterjee, our General Counsel, and Jessica L. Lomm, our Secretary, to vote on such matters at their discretion.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.

How can I obtain information about AGM?

Copies of our public filings with the SEC are available on our website at www.apollo.com. Stockholders may also obtain free copies of the public filings made by AGM with the SEC, including financial statements, by visiting our website or by sending a request in writing to Jessica L. Lomm, Secretary, Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

When are stockholder proposals due for consideration at next year’s annual meeting?

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2024 annual meeting of stockholders (“2024 Annual Meeting”), they must be submitted in writing to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, on or before April 23, 2024. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2024 Annual Meeting, an additional notice of any nomination or proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2024 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date, any such notice by the stockholder to be timely must be received by us not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by AGM.

Our bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees up to the greater of two or 20% of the number of directors on our board (subject to certain adjustments and other conditions) provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. To be timely, a notice of proxy access nomination must be addressed to our Secretary and received by our Secretary (1) no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of stockholders or (2) in the case of such notice for a stockholder nominee who currently serves as a director of AGM, within twenty (20) days after the Board of Directors nominates directors for the next annual meeting.

In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than August 7, 2024.

Why are there references to AAM and AHL in this proxy statement?

On January 1, 2022, Apollo Asset Management, Inc. (f/k/a Apollo Global Management, Inc.), a Delaware corporation (“AAM”), and Athene Holding Ltd., a Bermuda exempted company (“AHL” or “Athene”), completed the previously announced merger transactions (the “Mergers”) under AGM, pursuant to the Agreement and Plan of Merger, dated as of March 8, 2021. As a result, AAM and AHL became subsidiaries of AGM and AGM is the accounting successor of AAM. Some of the NEOs and members of the current Board of Directors also serve as directors and/or executive officers of AAM or AHL.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors are elected to one-year terms and hold office until such director’s successor is duly elected and qualified, or, if earlier, until such director’s death or until such director resigns or is removed in the manner set forth in AGM’s bylaws. The term of all directors will expire at our next annual meeting of stockholders.

All of the nominees are members of the current Board of Directors. On August 14, 2023, Richard Emerson, a director of the Company, informed us of his decision not to seek re-election at the Annual Meeting. Accordingly, each of the current members of the Board of Directors (other than Mr. Emerson) has been nominated for re-election to the Board of Directors at the Annual Meeting.

The Board of Directors currently consists of 17 directors. As a result of Mr. Emerson’s decision not to seek re-election, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, approved reducing the size of the Board of Directors from 17 directors to 16 directors, effective as of the opening of the polls at the Annual Meeting.

If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with AGM’s certificate of incorporation.

Our organizational documents provide that, in an uncontested election, each director must receive the majority of the votes cast with respect to that director. If a director does not receive a majority vote, he or she has agreed that he or she will offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee would then make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors would review and act on the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and would publicly disclose its decision and its rationale within 90 days of the certification of the election results. Abstentions and broker non-votes will not be counted for purposes of the election of directors. Brokers do not have discretion to vote any uninstructed shares for the election of directors.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the director nominees listed below.

BOARD OF DIRECTORS

The following table sets forth certain information about our director nominees as of the date of this Proxy Statement. There is no family relationship between any director, executive officer or person nominated to become a director. The Board of Directors provides a process for stockholders to send communications to the Board of Directors. See “Corporate Governance—Communications with the Board of Directors and Audit Committee.” The business address for each nominee for matters regarding AGM is Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

Name	Age	Position(s)
Marc Rowan	60	Chief Executive Officer and Director
James Belardi	66	Chief Executive Officer of AHL and Director
Scott Kleinman	50	Co-President of AAM and Director
James Zelter	61	Co-President of AAM and Director
Walter (Jay) Clayton	57	Chair and Director
Marc Beilinson	65	Director
Jessica Bibliowicz	63	Director
Michael Ducey	75	Director
Kerry Murphy Healey	63	Director
Mitra Hormozi	54	Director
Pamela Joyner	65	Director
A.B. Krongard	86	Director
Pauline Richards	75	Director
David Simon	61	Director
Lynn Swann	71	Director
Patrick Toomey	61	Director

Marc Rowan is a Co-Founder and the Chief Executive Officer of AGM. He currently serves on the boards of directors of AGM, AHL and Athora Holding Ltd. (“Athora”), a strategic liabilities platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market. He is also a member of AGM’s and AHL’s board executive committees. Currently, Mr. Rowan is Chair of the Board of Advisors of the Wharton School of Business at the University of Pennsylvania. In addition, he is involved in public policy and is an initial funder and contributor to the development of the Penn Wharton Budget Model, a nonpartisan research initiative which provides analysis of public policy’s fiscal impact. An active philanthropist and civically engaged, Mr. Rowan is Chair of the Board of UJA-Federation of New York, the world’s largest local philanthropy helping 4.5 million people annually while funding a network of nonprofits in New York, Israel, and 70 countries. He is also a founding member and Chair of Youth Renewal Fund and Vice Chair of Darca, Israel’s top educational network operating 47 schools with over 27,000 students throughout Israel’s most diverse and under-served communities. He is an Executive Committee member of the Civil Society Fellowship, a partnership of ADL and the Aspen Institute, designed to empower the next generation of community leaders and problem solvers. Mr. Rowan graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a B.S. and an M.B.A. in Finance. Mr. Rowan’s extensive financial background and expertise in making and managing investments enhance the breadth of experience of AGM’s board of directors.

James Belardi is a member of AGM’s board of directors and a member of the executive committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Belardi is co-founder of AHL, and has served as AHL’s Chairman, Chief Executive Officer and Chief Investment Officer since May 2009. In addition, Mr. Belardi is the founder, Chairman and Chief Executive Officer of Apollo Insurance Solutions Group LP (“ISG”), AHL’s investment manager. He is a member of AHL’s executive committee and ISG’s executive committee. Mr. Belardi is responsible for AHL’s overall strategic direction and management and the day-to-day management of its investment portfolio. Prior to founding AHL and ISG, Mr. Belardi was President of SunAmerica Life Insurance Company and was also Executive Vice President and

Chief Investment Officer of AIG Retirement Services, Inc., where he had responsibility for an invested-asset portfolio of $250 billion. He currently serves on the board of directors of ISG, Paulist Productions, where he chairs the investment committee, and Southern California Aquatics. Mr. Belardi swam in the 1976 and 1980 Olympic Swimming Trials and is a nine-time Masters Swimming World Record Holder. Mr. Belardi has a B.A. in economics from Stanford University and an M.B.A. from the University of California, Los Angeles. Mr. Belardi’s demonstrated track record in and deep knowledge of the financial services business, including having founded both AHL and ISG, and his extensive experience in the insurance industry provides immense value to AGM’s and AHL’s board of directors.

Scott Kleinman is a member of AGM’s board of directors and a member of the executive committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Kleinman also serves as Co-Chair of the AAM Board of Directors. Mr. Kleinman joined the AAM board of directors effective March 2021, and he became Co-Chair in January 2022. Mr. Kleinman also serves on the AHL board of directors, which he joined in December 2018. Mr. Kleinman is Co-President of AAM, co-leading AAM’s day-to-day operations, including all of AAM’s revenue-generating businesses and enterprise solutions across its integrated alternative investment platform. Mr. Kleinman joined Apollo six years after its inception in 1996, and he was named Lead Partner for Private Equity in 2009 prior to being named Co-President in 2018. Prior to joining Apollo, Mr. Kleinman was a member of the Investment Banking division at Smith Barney Inc. Mr. Kleinman also currently serves on the board of directors of Athora and Apollo Strategic Growth Capital II and previously served on the board of directors of Apollo Strategic Growth Capital. In 2014, Mr. Kleinman founded the Kleinman Center for Energy Policy at the University of Pennsylvania. He is a member of the Board of Advisors at the University of Pennsylvania Stuart Weitzman School of Design. He is also a member of the Board of Advisors of Nature Conservancy New York as well as the Board of Directors of White Plains Hospital, where he co-chaired the COVID-19 Relief Campaign. Mr. Kleinman received a B.A. and B.S. from the University of Pennsylvania and the Wharton School of Business, respectively, graduating magna cum laude, Phi Beta Kappa. Mr. Kleinman’s extensive knowledge of Apollo’s business and expertise in private equity investments enhance the breadth of experience of AGM’s and AAM’s boards of directors.

James Zelter is a member of AGM’s board of directors and a member of the executive committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Zelter also serves as Co-Chair of AAM’s board of directors. Mr. Zelter joined the AAM board of directors effective March 2021, and he became Co-Chair in January 2022. Mr. Zelter is Co-President of AAM, co-leading AAM’s day-to-day operations, including all of AAM’s revenue-generating businesses and enterprise solutions across its integrated alternative investment platform. Mr. Zelter joined Apollo in 2006, and served as the Chief Investment Officer of Apollo’s credit business from 2006 and became Co-President in January 2018. Since 2006, Mr. Zelter has also served in several senior roles at MidCap Financial Investment Corporation (f/k/a Apollo Investment Corporation), a publicly traded vehicle managed by Apollo, and served as a director on its board of directors from 2006 to 2020. Prior to joining Apollo, Mr. Zelter was with Citigroup Inc. and its predecessor companies from 1994 to 2006. From 2003 to 2005, Mr. Zelter was Chief Investment Officer of Citigroup Alternative Investments, and prior to that he was responsible for Citigroup’s Global High Yield franchise. Prior to joining Citigroup in 1994, Mr. Zelter was a High Yield Trader at Goldman, Sachs & Co. Mr. Zelter has significant experience in global credit markets and has overseen the broad expansion of Apollo’s credit platform. He is a member of the Duke University Board of Trustees and a board member of DUMAC, Inc., the investment management company that oversees the Duke University endowment. Mr. Zelter also serves on the board of directors of the Robert Toigo Foundation, the Partnership for New York City, and The Bridge Golf Foundation, as well as the Board of Fellows of Weill Cornell Medicine. Mr. Zelter has a B.A. in Economics from Duke University. Mr. Zelter’s extensive knowledge of Apollo’s business and expertise in credit investments enhances the breadth of experience of AGM’s and AAM’s boards of directors.

Jay Clayton (Walter J. Clayton III) is the independent Chair, Chair of the executive committee and a member of the nominating and corporate governance committee of AGM’s Board of Directors. He was elected to the AGM board of directors in January 2022. Mr. Clayton previously served as independent Chair of the board of directors of AAM, from March 21, 2021 through December 2021, and, prior to that time, served as Lead Independent Director of the board of directors of AAM effective March 1, 2021. Mr. Clayton served as Chair of the SEC from May 2017 through December 2020. In addition to chairing the SEC, he was a member of the President’s Working Group on Financial Markets, the Financial Stability Oversight Council and the Financial Stability Board. Mr. Clayton also participated on the Board of the International Organization of Securities Commissions. In addition to financial stability matters, Mr. Clayton’s participation in these domestic and international bodies focused on cybersecurity, climate risk and digital assets. Prior to joining the SEC, Mr. Clayton was a partner at Sullivan & Cromwell LLP, where he was a member of the firm’s Management Committee and co-head of the firm’s corporate practice and co-head of the cybersecurity group. From 2009 to 2017, Mr. Clayton was a Lecturer in Law and Adjunct Professor at the University of Pennsylvania Law School and since July 2021 has been an Adjunct Professor at both the Wharton School and the Carey Law School of the University of Pennsylvania. Mr. Clayton currently serves on the board of directors of the American Express Company, a position he has held since October 2022. Mr. Clayton also is a Senior Policy Advisor and Of Counsel to Sullivan & Cromwell LLP, and he has advisory roles with several public and private companies and non-profit organizations. Mr. Clayton is also a member of the Federal Deposit Insurance Corporation’s Systemic Resolution Advisory Committee. He also serves as an advisor to several firms in the cloud computing, Web3 and digital asset spaces. Mr. Clayton earned a B.S. in Engineering from the University of Pennsylvania, a B.A. and M.A. in Economics from the University of Cambridge, and a J.D. from the University of Pennsylvania Law School. Mr. Clayton’s breadth of professional and management experience, as well as his deep knowledge and understanding of the operation and regulation of private and public capital markets, make him a valuable member of AGM’s board of directors.

Marc Beilinson is as an independent director, Chair of the compensation committee of AGM’s board of directors and a member of the audit committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Beilinson has also served as an independent director of AHL since 2013, and he is the lead independent director and a member of AHL’s conflicts committee and legal and regulatory committee. Mr. Beilinson served on the AHL compensation committee from August 2013 until December 2021. Since August 2011, Mr. Beilinson has been the Managing Director of Beilinson Advisory Group, a financial restructuring and hospitality advisory group that specializes in assisting distressed companies. Most recently, Mr. Beilinson served as Chief Restructuring Officer of Newbury Common Associates LLC (and certain affiliates) from December 2016 to June 2017. Mr. Beilinson previously served as Chief Restructuring Officer of Fisker Automotive from November 2013 to August 2014 and as Chief Restructuring Officer and Chief Executive Officer of Eagle Hospitality Properties Trust, Inc. from August 2011 to December 2014 and Innkeepers USA Trust from November 2008 to March 2012. Mr. Beilinson oversaw the Chapter 11 reorganization of Innkeepers USA, Fisker Automotive and Newbury Common Associates in his interim management roles as the Chief Restructuring Officer of those companies. Mr. Beilinson currently serves on the boards of directors of Exela Technologies and Playtika, as well as several privately held companies. Mr. Beilinson has previously served on the boards of directors and audit committees of a number of public and privately held companies, including Westinghouse Electric, Caesars Acquisition Company, Wyndham International, Inc., Apollo Commercial Real Estate Finance, Inc., Innkeepers USA Trust and Gastar Inc. Mr. Beilinson has a B.A. in political science from the University of California, Los Angeles and a J.D. from the University of California Davis Law School. Mr. Beilinson’s over thirty years of service to the boards of both public and private companies, and his extensive knowledge of legal and compliance issues, including the Sarbanes-Oxley Act of 2002 enhances AGM’s board of directors.

Jessica Bibliowicz is as an independent director and Chair of the audit committee of AGM’s board of directors. She was elected to the AGM board of directors in March 2022. Ms. Bibliowicz also serves as an independent director and Chair of the audit committee of the AAM board of directors. She was elected to the AAM board of directors in March 2022. Ms. Bibliowicz is a successful entrepreneur and organizational leader within financial services with more than 30 years of experience with public and private companies. Notably, she became president and CEO of National Financial Partners (“NFP”), a leading provider of benefits, insurance and asset management services, in 1999 and Chairman of the company’s board in 2003 and took the company public later that year. She continued to serve in both roles until NFP was acquired in 2013. Earlier in her career, Ms. Bibliowicz held senior management positions at Prudential Mutual Funds and Smith Barney Mutual Funds. She is a member of the board of Prudential Insurance Funds and previously served on the board of directors for Sotheby’s until it went private in 2019. Ms. Bibliowicz has served on the Board of Fellows of Weill Cornell Medicine for more than 15 years and is currently Chair and also serves on the Board of Trustees of Cornell University and the Board of Trustees of New York-Presbyterian. Ms. Bibliowicz has a B.S. in government from Cornell University. Ms. Bibliowicz’s extensive business experience and leadership roles at both public and private companies makes her a valuable member of AGM’s and AAM’s boards of directors.

Michael Ducey is an independent director and a member of the audit committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Ducey has also served as an independent director and a member of the audit committee of AAM’s board of directors since 2011. Mr. Ducey also served as Chair of the conflicts committee of AAM’s board of directors from 2011 through December 2021. Mr. Ducey was with Compass Minerals International, Inc., from March 2002 to May 2006, where he served in a variety of roles, including as President, Chief Executive Officer and Director prior to his retirement in May 2006. Prior to joining Compass Minerals International, Inc., Mr. Ducey worked for nearly 30 years at Borden Chemical, Inc., in various management, sales, marketing, planning and commercial development positions, and ultimately as President, Chief Executive Officer and Director. Mr. Ducey served as an independent member of the board of Sisecam Resource Partners LLC (formerly Ciner Resources Corporation and prior to that OCI Resources LP) from September 2014 until June 2023, where he also served on the audit and conflicts committees From September 2009 to December 2012, Mr. Ducey was the non-executive Chairman of TPC Group, Inc. and served on the audit committee and the environmental health and safety committee. He served on the board of Fenner, PLC from January 2017 to June 2018 and served on the Audit, Governance and Remunerations Committees. Mr. Ducey has significant prior experience on public company boards, including Verso Paper Holdings, UAP Holdings Corporation, Smurfit Stone Container Corporation and HaloSource, Inc. He graduated from Otterbein University with a degree in Economics and an M.B.A. in finance from the University of Dayton. Mr. Ducey’s comprehensive corporate background and his experience serving on various boards and committees adds significant value to AGM’s and AAM’s boards of directors.

Kerry Murphy Healey is an independent director and Chair of the sustainability and corporate responsibility committee of AGM’s board of directors. She was elected to the AGM board of directors in January 2022. Dr. Healey served as an independent director of AAM’s board of directors from March 2021 through December 2021. Dr. Healey was the inaugural president of the Milken Center for Advancing the American Dream in Washington, DC, a position which she held from 2019-2022. Dr. Healey served as the President of Babson College from 2013-2019 and was elected President Emerita by the trustees of Babson College in 2021. Before coming to Babson, she served with distinction as the 70th lieutenant governor of Massachusetts from 2003 to 2007, where she worked to lead, enact, and implement a wide range of policy and legislative initiatives for the Romney-Healey Administration. In 2008, Dr. Healey was appointed by Secretary of State Condoleezza Rice as a founding member of the Executive Committee of the U.S. State Department’s Public-Private Partnership for Justice Reform in Afghanistan (PJRA), a position to which she was later reappointed by Secretary of State Hillary Clinton. Prior to her public service, Dr. Healey worked for more than a decade as a public policy consultant to the United States Department of Justice for Cambridge-based think tank Abt Associates. Dr. Healey currently serves on the board of directors of Marti Technologies, Inc., where she serves as Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Dr. Healey holds an A.B. in government from Harvard College and a Ph.D. in political science and law from Trinity College, Dublin. She has been a fellow at the Harvard Kennedy School’s Institute of Politics and Harvard’s Center for Public Leadership. She is a member of the Council on Foreign Relations and the Trilateral Commission, and a trustee of the American University of Afghanistan, the American University of Bahrain and Western Governors University. Dr. Healey’s public service experience and her role in government makes her a valuable member of AGM’s board of directors.

Mitra Hormozi is an independent director and a member of the nominating and corporate governance and sustainability and corporate responsibility committees of AGM’s board of directors. She was elected to the AGM board of directors in January 2022. Ms. Hormozi has served as an independent director of AHL since December 2018 and is the chair of AHL’s legal and regulatory committee. Ms. Hormozi is also a director of a number of AHL’s U.S. subsidiaries. Ms. Hormozi previously served on AHL’s compensation committee from 2019 until 2022. Ms. Hormozi has been a partner at Walden Macht & Haran LLP since January 2020. Ms. Hormozi was Executive Vice President and General Counsel of Revlon, Inc. from April 2015 to July 2019, where she was responsible for overseeing Revlon’s legal affairs worldwide. Earlier in her career, Ms. Hormozi was a federal prosecutor in the Eastern District of New York. She also previously served on the board of directors of Revlon from November 2019 until July 2020. Ms. Hormozi received a B.A. in history from the University of Michigan and a J.D. from the New York University School of Law. Ms. Hormozi’s extensive legal counsel experience provides value to AGM’s board of directors.

Pamela Joyner is an independent director and a member of the nominating and corporate governance committee of AGM’s board of directors. She was elected to the AGM board of directors in January 2022. Ms. Joyner served as an independent director of AAM’s board of directors from March 2021 through December 2021. Ms. Joyner is a founding partner of Avid Partners LLC, a strategic marketing consulting firm. Previously, she held senior positions at Bowman Capital Management LLC and Capital Guardian Trust Company. Ms. Joyner was an independent director of First Republic Bank, a position she held for over 17 years until May 2023. In that time, Ms. Joyner served as chair of First Republic Bank’s investment and compensation committee, and as a member of its governance committee. She is a trustee emeritus of Dartmouth College, Chair Emeritus of the Tate Americas Foundation, and a trustee of the Art Institute of Chicago and J. Paul Getty Trust. She was previously Co-Chair of the San Francisco Ballet Association. Ms. Joyner holds a B.A. from Dartmouth College, an M.B.A. from Harvard University and an Honorary Degree from Dartmouth College. Ms. Joyner’s extensive business experience and her service on the board of a regulated company makes her a valuable member of AGM’s board of directors.

A.B. Krongard is an independent director, Chair of the nominating and corporate governance committee, and a member of the audit committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Krongard has also served as an independent director and a member of the audit committee of AAM’s board of directors since 2011. Mr. Krongard also served as a member of the conflicts committee of AAM’s board of directors from January 2019 through December 2021. From 2001 to 2004, Mr. Krongard served as Executive Director of the Central Intelligence Agency. From 1998 to 2001, Mr. Krongard served as Counselor to the Director of Central Intelligence. Prior to 1998, Mr. Krongard served in various capacities at Alex Brown, Incorporated, including serving as Chief Executive Officer beginning in 1991 and assuming additional duties as Chairman of the board of directors in 1994. Upon the merger of Alex Brown, Incorporated with Bankers Trust Corporation in 1997, Mr. Krongard served as Vice-Chairman of the Board of Bankers Trust Corporation and served in such capacity until assuming his position at the Central Intelligence Agency. Mr. Krongard served as the Lead Director of Under Armour, Inc. from 2006 to 2020. Mr. Krongard serves as Chair of the nominating and corporate governance committee and a member of the compensation committee of Iridium Communications Inc. and as a member of the audit committee of Icahn Enterprises L.P. Mr. Krongard served on the board of trustees of In-Q-Tel, Inc. from 2007 to 2022. Mr. Krongard graduated with honors from Princeton University and received a J.D. from the University of Maryland School of Law, where he also graduated with honors. Mr. Krongard’s comprehensive corporate background contributes to the range of experience of AGM’s and AAM’s boards of directors.

Pauline Richards is an independent director, a member of the audit committee, and member of the sustainability and corporate responsibility committee of AGM’s board of directors. She was elected to the AGM board of directors in January 2022. Ms. Richards has also served as an independent director and a member of the audit committee of AAM’s board of directors since 2011. Ms. Richards served as Chair of the audit committees of AGM and AAM from 2011 until June 2023. Ms. Richards also served as a member of the conflicts committee of AAM’s board of directors from October 2020 to December 2021. Ms. Richards currently serves as Chief

Operating Officer of Trebuchet Group Holdings Limited, a position she has held since 2008. Ms. Richards also serves as a member of the Audit and Governance Committees of the board of directors of Wyndham Hotels and Resorts. Ms. Richards is also a director of Hamilton Insurance Group, serving on the audit and investment committees, a position she has held since 2013. Ms. Richards previously served on the board of Wyndham Worldwide from 2006 to 2018. Prior to 2008, Ms. Richards served as Director of Development of Saltus Grammar School from 2003 to 2008, as Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited from 2001 to 2003, and as Treasurer of Gulf Stream Financial Limited from 1999 to 2000. Ms. Richards also served as a member of the Audit Committee and chair of the Corporate Governance Committee of the board of directors of Butterfield Bank from 2006 to 2013. Ms. Richards graduated from Queen’s University, Ontario, Canada, with a B.A. in psychology and has obtained certification as a CPA, CMA. Ms. Richards’ extensive finance experience and her service on the boards of other public companies adds significant value to AGM’s and AAM’s boards of directors.

David Simon is an independent director of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Simon served as an independent director of AAM’s board of directors from June 2021 through December 2021. Mr. Simon is currently Chairman of the Board, CEO and President of Simon Property Group. Mr. Simon has been the CEO of Simon Property Group or its predecessor since 1995 and President of Simon Property Group since February 2019. He served as President of Simon Property Group’s predecessor from 1993 to 1996, and he has served as a director of Simon Property Group or its predecessor since the company’s incorporation in 1993, beginning his role as Chairman in 2007. Previously, Mr. Simon was Vice President of Wasserstein Perella & Company from 1988 to 1990, and an Associate at First Boston Corp. from 1985 to 1988. He is a member and former chairman of the National Association of Real Estate Investment Trusts. He also serves as Chairman of the Supervisory Board of Klépierre S.A., a publicly traded Paris-based European leader in shopping malls. Mr. Simon previously served as Chairman of the Board of Simon Property Group Acquisition Holdings, Inc., a special purpose acquisition company launched by Simon Property Group, from January 2021 through August 5, 2022. Mr. Simon earned a B.S. from the Indiana University Kelley School of Business and an M.B.A. from Columbia University. Mr. Simon’s decades of experience in financing, deal-making, and real estate, as well as his extensive business experience through his roles as Chairman of the Board, CEO and President of a regulated company, contribute immense value to AGM’s board of directors.

Although Mr. Simon holds positions with Simon Property Group and an associated company, Klépierre, a French public REIT in which Simon Property Group holds a significant stake, Mr. Simon has demonstrated his commitment to fulfilling his duties as an Apollo board member. Since joining the AAM Board in June 2021, he has attended 100% of AAM and AGM board meetings. Given Mr. Simon’s commitment to AGM, his long-service as an executive and board member of Simon Property Group, dating back to 1993, and his role at Klépierre being complementary with Mr. Simon’s duties as Chairman of the Board, CEO and President of Simon Property Group, we believe Mr. Simon is able to dedicate sufficient time, energy and attention to ensure diligent performance of his duties as a member of the Board of Directors, as required by our corporate governance guidelines.

Lynn Swann is an independent director and a member of the compensation committee of AGM’s board of directors. He was elected to the AGM board of directors in January 2022. Mr. Swann has also served as an independent director of AHL since September 2020. Mr. Swann is president of Swann, Inc., a marketing and consulting firm he founded in 1976. From 2016 to 2019, Mr. Swann served as the Athletic Director of the University of Southern California, where he was responsible for overall administration of 21 women’s and men’s Division I athletic programs at the university. Mr. Swann currently serves on the boards of directors of Xylem Inc. and American Homes 4 Rent, and he has previously served on the boards of a number of publicly-traded, privately-held and non-profit entities, such as Evoqua Water Technologies, Fluor Corporation and the Professional Golfers’ Association (PGA) of America. In addition to his extensive executive and board experience, Mr. Swann played nine seasons for the Pittsburgh Steelers and was elected to the Pro Football Hall of Fame in 2001. He also previously worked on-air as a host, reporter and analyst for the American Broadcast Company (ABC-TV) for nearly 30 years and served as chairman of the national board of Big Brothers Big

Sisters of America. President George W. Bush appointed Mr. Swann as the Chairman of the President’s Council on Fitness, Sports and Nutrition, where he served from 2002 to 2005. Mr. Swann received a B.A. from the University of Southern California. Mr. Swann’s experience serving on the board of directors of public, private and non-profit entities provides value to AGM’s board of directors.

Patrick Toomey was appointed to AGM’s board of directors on February 21, 2023 to serve as an independent director effective March 15, 2023. Senator Toomey represented Pennsylvania in the U.S. Senate from 2011 to 2023, serving on the Senate Banking, Housing, and Urban Affairs; Budget; and Finance Committees, as well as the Joint Economic Committee and the Joint Select Committee on Deficit Reduction. He also chaired the Subcommittee on Financial Institutions and Consumer Protection. Senator Toomey previously served in the U.S. House of Representatives from 1999 to 2005, where he was a member of the House Budget Committee. He began his career in financial services at Chemical Bank and then Morgan, Grenfell & Co. Senator Toomey has a B.A. in political science from Harvard University. Senator Toomey’s experience with economic and tax policy, financial regulation, and budgetary issues, as well his experience in the financial services industry, will make him a valuable member of AGM’s board of directors.

Apollo—Director Qualifications and Attributes

The Apollo Board is composed of individuals with diverse backgrounds and experiences, which together enable the Board to oversee Company strategy effectively. All of our directors have the following key attributes:

•	Strategic thinking

•	Business judgment

•	Leadership and expertise in their fields

•	Integrity and accountability

•	High performance standards

We believe our directors bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of the Company’s business and fresh perspectives. The table below summarizes some of the qualifications, experience, skills and attributes of each director nominee. This summary is not intended to be an exhaustive list of each director’s skills or contributions to the Board and the lack of a mark in a particular area does not necessarily signify a director’s lack of knowledge or skill in such area. Further information on each director is set forth in their biographies beginning on page 9.

	Beilinson	Belardi	Bibliowicz	Clayton	Ducey	Healey	Hormozi	Joyner	Kleinman	Krongard	Richards	Rowan	Simon	Swann	Toomey	Zelter
Skills & Experience
Apollo Business/Industry	●	●	●	●				●	●	●	●	●	●		●	●
Accounting/Audit Committee	●		●		●					●	●			●
Public Board	●	●	●	●	●		●	●	●	●	●	●	●	●		●
Senior Executive Leadership	●	●	●	●	●	●	●		●	●	●	●	●			●
Government/Public Policy				●		●	●			●				●	●
Financial Literacy	●	●	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Regulatory/Legal/Compliance	●	●	●	●	●	●	●		●	●	●	●				●
Technology/Cybersecurity/Digital Assets				●						●					●
Background
Board Tenure*	1	1	1	2	12	2	1	2	2	12	12	12	2	1	<1	2
Gender	M	M	F	M	M	F	F	F	M	M	F	M	M	M	M	M
Race/Ethnicity
Black/African American								●			●			●
Hispanic/Latin American
Middle Eastern/North African							●
Alaskan Native or American Indian														●
White/Caucasian	●	●	●	●	●	●			●	●		●	●		●	●
Veteran										●

*	Includes tenure on legacy AGM Board

Required Vote

Our organizational documents provide that, in an uncontested election, each director must receive the majority of the votes cast with respect to that director. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. If a director does not receive a majority vote, he or she has agreed that he or she will offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors would review and act on the resignation taking into account the recommendation of the Nominating and Corporate Governance Committee and would publicly disclose its decision and its rationale within 90 days of the certification of the election results. While shares for which broker non-votes or abstentions occur will be counted for purposes of determining the presence or absence of a quorum, they will not be counted for purposes of determining the number of shares voted with respect to the election of directors.

CORPORATE GOVERNANCE

We believe our governance and ownership structure positions AGM as a long-term industry leader with best-in-class governance practices. Our corporate governance practices include the following:

•	Strong independent board chair

•	Majority of independent directors on AGM board, with 13 of our 17 directors being independent

•	Half of board members are recently appointed independent and board has mix of new directors and longer-serving directors

•	Executive sessions of independent directors

•	Independent audit committee, compensation committee, nominating and corporate governance committee and sustainability and corporate responsibility committee, each of which is NYSE-compliant, as applicable

•	Annual board and committee self-evaluations

•	Meaningful stock ownership guidelines for independent directors
•	Code of business conduct and ethics applicable to directors and employees of AGM

•	Corporate governance guidelines and related person transactions policy aligned with industry best practices

•	Annual review of committee charters and other corporate governance documents

•	One class of stock outstanding, with each share entitled to one vote

•	Annual elections for all directors

•	Majority vote standard for the election of directors in uncontested elections

•	Proxy access

•	Director resignation policy

•	Stockholders with at least 25% ownership able to call special meetings

Director Independence

Our Board of Directors currently consists of 17 directors. Our Nominating and Corporate Governance Committee recommended, and our Board of Directors determined that thirteen of our directors, Messrs. Beilinson, Clayton, Ducey, Emerson (who is not seeking re-election at the Annual Meeting), Krongard, Simon and Swann, Mses. Bibliowicz, Hormozi, Joyner and Richards, Dr. Healey and Sen. Toomey, are independent under the NYSE rules relating to corporate governance matters and the independence standards described in our corporate governance guidelines. Under our corporate governance guidelines, directors are expected to satisfy the following criteria: (i) dedicate sufficient time, energy and attention to ensure the diligent performance of their duties; (ii) comply with the duties and responsibilities set forth therein and in the bylaws of AGM; (iii) comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation; and (iv) adhere to AGM’s code of business conduct and ethics, including, but not limited to, the policies on conflicts of interest expressed therein and any other Company policies that apply to directors.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of AGM’s risks. We expect the Board of Directors to regularly review information regarding our credit, liquidity and operations, as well as the risks associated with each. The compensation committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements, the audit committee oversees the management of financial risks and the sustainability and corporate responsibility committee is responsible for overseeing the management of risks relating to corporate responsibility and sustainability matters. While each committee is responsible for overseeing the management of certain risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Additionally, the Board of Directors is also responsible for overseeing our cybersecurity risks. Our Chief Information Security Officer provides annual cybersecurity updates to either our Board of Directors or the Audit Committee.

We maintain separate roles for our Chief Executive Officer and Chair of the Board of Directors. Marc Rowan currently serves as Chief Executive Officer. Jay Clayton currently serves as the independent Chair of the Board of Directors.

The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

The composition of the Board of Directors, the tenure of the directors with AGM, the overall experience of the directors and the experience that the directors have had with the independent Chair, the Chief Executive Officer and the executive management group permit and encourage each member to take an active role in discussions, and each member does actively participate in substantive discussions. We believe that the leadership structure of our current Board of Directors is serving AGM well at this time.

Board of Directors Meetings and Committees

AGM has five committees of the Board of Directors:

•	Audit Committee

•	Compensation Committee

•	Executive Committee

•	Nominating and Corporate Governance Committee

•	Sustainability and Corporate Responsibility Committee

According to AGM’s corporate governance guidelines, directors are expected to use their best efforts to attend the annual meeting of stockholders, meetings of the Board of Directors and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Except as otherwise provided in our certificate of incorporation, where action is required or permitted to be taken by our Board of Directors or a committee thereof, a majority in voting power of the directors or committee members present at any meeting of our Board of Directors or any committee thereof at which there is a quorum shall be the act of our Board of Directors or such committee, as the case may be. Our Board of Directors or any committee thereof may also act by unanimous written consent.

Audit Committee

Meetings in 2022: 12	The primary purpose of the Audit Committee is to assist our Board of Directors in overseeing and monitoring:
Jessica Bibliowicz (Chair since June 2023) Pauline Richards (Chair until June 2023) Michael Ducey A.B. Krongard Marc Beilinson (member since June 2023)

•  the integrity of the financial statements and other financial information provided to our stockholders, the public, any stock exchange and others;

•  our compliance with legal and regulatory requirements;

•  the qualifications, independence and performance of our independent auditor;

•  the performance of our internal audit function and our system of internal controls; and

•  such other matters as are assigned to the Audit Committee pursuant to our audit committee charter or as mandated under applicable laws, rules and regulations.

Consists of five independent Directors.

The Board of Directors has determined that each of the members of the Audit Committee meets the independence standards and financial literacy requirements for service on an audit committee of a board of directors pursuant to the Exchange Act and NYSE rules applicable to audit committees. Furthermore, our Board of Directors has determined that each of Mses. Bibliowicz and Richards and Messrs. Beilinson, Ducey and Krongard is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Our Audit Committee has a charter that complies with current SEC and NYSE rules that is available on our website at www.apollo.com under the “Investors, Apollo Global Management, Inc., Governance, Committees & Documents” section.

Compensation Committee

Meetings in 2022: 8	The primary purpose of the Compensation Committee is to oversee:
Marc Beilinson (Chair) Richard Emerson Lynn Swann

•  Compensation of our executive officers, including AGM’s Chief Executive Officer; and

•  Incentive compensation, equity-based and pension plans as further provided in our compensation committee charter.

Consists of three independent Directors.

The Board of Directors has determined that each of the members of the Compensation Committee meets the independence standards for service on a compensation committee of a board of directors pursuant to the NYSE rules applicable to compensation committees. On August 14, 2023, Mr. Emerson informed us of his decision not to seek re-election at the Annual Meeting and will cease to be a member of the Compensation Committee effective upon the opening of the polls at the Annual Meeting.

Our Compensation Committee has a charter that complies with current SEC and NYSE rules that is available on our website at www.apollo.com under the “Investors, Apollo Global Management, Inc., Governance, Committees & Documents” section.

Executive Committee

Meetings in 2022: 11	The Executive Committee is responsible generally for:
Jay Clayton (Chair) James Belardi Scott Kleinman Marc Rowan James Zelter

•  Managing the affairs of the Board of Directors between its meetings; and

•  Providing guidance to senior management and recommendations to the Board of Directors regarding AGM’s strategic, financial and operating plans and performance, and key employment decisions, in each case, consistent with and subject to applicable law and securities regulations and the fiduciary duties of the Board of Directors.

The Executive Committee’s charter is available on our website at www.apollo.com under the “Investors, Apollo Global Management, Inc., Governance, Committees & Documents” section.

Nominating and Corporate Governance Committee

Meetings in 2022: 4	The primary purpose of the Nominating and Corporate Governance Committee is to:
A.B. Krongard (Chair) Jay Clayton Mitra Hormozi Pamela Joyner

•  Identify individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors;

•  Recommend to the Board of Directors for approval director nominees, consistent with our director qualifications criteria and any obligations under our contractual arrangements;

•  Develop and recommend to the Board of Directors for approval corporate governance guidelines; and

•  Develop processes and procedures for the evaluation of the Board of Directors and its committees, and report to the Board of Directors regarding the results of such evaluation.

Consists of four independent Directors.

Our Nominating and Corporate Governance Committee has a charter that complies with current SEC and NYSE rules. Our Nominating and Corporate Governance Committee’s charter is available on our website at www.apollo.com under the “Investors, Apollo Global Management, Inc., Governance, Committees & Documents” section.

Sustainability and Corporate Responsibility Committee

Meetings in 2022: 4	The primary purpose of the Sustainability and Corporate Responsibility Committee is to:
Kerry Murphy Healey (Chair) Mitra Hormozi Pauline Richards

•  Assist the Board of Directors in overseeing our corporate responsibility and sustainability matters, including environmental sustainability and climate change, human rights, social impact, employee health and safety, and diversity, equity and inclusion, that may affect our business, strategy, operations, performance or reputation;

•  Monitor and review our government relations strategies, political contributions, philanthropic actions and community initiatives;

•  Consider current and emerging matters relating to corporate responsibility and sustainability; and

•  Review our annual sustainability report and significant public disclosure on corporate responsibility and sustainability matters.

Consists of three independent Directors.

Our Sustainability and Corporate Responsibility Committee’s charter is available on our website at www.apollo.com under the “Investors, Apollo Global Management, Inc., Governance, Committees & Documents” section.

Identifying and Evaluating Candidates for the Board of Directors

The Nominating and Corporate Governance Committee is responsible for recommending director candidates to the Board of Directors. Nominees for directorship are identified by the Nominating and Corporate Governance Committee in accordance with the criteria set forth below and any other criteria that may be identified by the Board of Directors or a committee of the Board of Directors, if appropriate, and in accordance with the procedures set forth in our corporate governance guidelines.

The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Nominating and Corporate Governance Committee’s assessment of a potential candidate will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of AGM. The Board of Directors includes five members who identify as women, two of whom identify as African American or Black and one of whom identifies as Asian Mideast/Persian. The Board of Directors also includes a member who identifies as African American or Black and Alaskan Native or American Indian. The Board of Directors also includes a member who is a veteran. Two of our directors who identify as women serve in board leadership roles: Jessica Bibliowicz serves as Chair of the Audit Committee and Dr. Kerry Murphy Healey serves as Chair of the Sustainability and Corporate Responsibility Committee. Our director who is a veteran, A.B. Krongard, serves as Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by AGM’s stockholders, directors, officers and employees and third-party search firms and other sources it deems appropriate. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential candidates. All candidates reviewed by the Nominating and Corporate Governance Committee are evaluated in accordance with the criteria used by the

Nominating and Corporate Governance Committee set forth in our corporate governance guidelines, regardless of the source of the recommendation. Stockholders may recommend director candidates by writing to Jessica L. Lomm, Secretary, Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019. As set forth in greater detail in our corporate governance guidelines, the criteria used by the Nominating and Corporate Governance Committee in evaluating director candidates includes: integrity, accountability, judgment, responsibility, high performance standards, financial literacy, commitment and enthusiasm, and courage.

Our certificate of incorporation provides that, except as otherwise provided pursuant to, and subject to the terms and conditions of, the provisions of the Stockholders Agreement, dated as of January 1, 2022, by and among Leon D. Black, Marc J. Rowan, Joshua J. Harris (each a “Former Managing Partner” and collectively, the “Former Managing Partners”) and certain affiliates of the Former Managing Partners (the “Stockholders Agreement”) or any certificate of designation with respect to any potential outstanding series of Preferred Stock relating to the rights of the holders of Preferred Stock to elect additional directors, the Board of Directors shall have the sole power to set the total number of directors which shall constitute the Board of Directors. Our directors are elected at an annual meeting of stockholders in a manner described in our certificate of incorporation and each director elected will hold office until the succeeding meeting after such director’s election and until such director’s successor is duly elected and qualified, or, if earlier, until such director’s death, resignation or removal. Our organizational documents provide that, in an uncontested election, each director must receive the majority of the votes cast with respect to that director. If a director does not receive a majority vote, he or she has agreed that he or she will offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee would make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors would review and act on the resignation taking into account the recommendation of the Nominating and Corporate Governance Committee and would publicly disclose its decision and its rationale within 90 days of the certification of the election results.

Pursuant to the Stockholders Agreement, each of the Former Managing Partners has the right to nominate himself (or a designee reasonably acceptable to the Nominating and Corporate Governance Committee) to our Board of Directors, for so long as such Former Managing Partner, together with the members of his family group, beneficially owns at least $400 million in value or 10 million in number of shares of Common Stock. In the event such nomination right is exercised, AGM will nominate the Former Managing Partner (or his designee reasonably acceptable to the Nominating and Corporate Governance Committee) as part of AGM’s Board of Directors slate for election at the Company’s annual meeting of stockholders. See “Certain Relationships and Related Transactions, and Director Independence–Stockholders Agreement.” Mr. Rowan is a current member of the Board of Directors and has been nominated for election to the Board of Directors. Each of Messrs. Black and Harris, who are not current members of the Board of Directors, has informed us that he has no current intention to exercise his nomination right for himself or a designee. All director candidates are evaluated in accordance with the criteria used by the Nominating and Corporate Governance Committee set forth in our corporate governance guidelines.

Corporate Governance Guidelines

We have corporate governance guidelines that address significant corporate governance policies and procedures by which our Board of Directors carries out its responsibilities. The guidelines are available for viewing on our website at www.apollo.com under the “Investors, Apollo Global Management, Inc., Governance, Committees & Documents” section. We will also provide the guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

Evaluations of the Board and Committees

Our Board of Directors evaluates its performance and the performance of its committees on an annual basis through an evaluation process overseen by our Nominating and Corporate Governance Committee and depicted below. The Nominating and Corporate Governance Committee discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board of Directors or any committee thereof, and subsequently discusses such evaluation results with the Board of Directors.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics, which applies to, among others, our Board of Directors, our principal executive officer, principal financial officer, principal accounting officer and controller. A copy of our code of business conduct and ethics is available on our website at www.apollo.com under the “Investors, Apollo Global Management, Inc., Governance, Committees & Documents” section. We intend to disclose any substantive amendment to or waiver of the code of business conduct and ethics on behalf of an executive officer or director either on our website or in a Form 8-K filing.

Human Capital

We believe that expanding opportunities along with investing in and supporting our communities and our people helps us achieve exceptional outcomes for our stockholders and fund investors and a positive social impact. Apollo’s talent is instrumental to our success as a global alternative asset manager and retirement services provider, and investing in and fostering a high-performing, diverse and inclusive workforce is a key pillar of operating our business. We believe this commitment to diversity, equity and inclusion is central to the Apollo business model, an integrated platform which fosters strong collaboration across businesses and functions. Rooted in our core values, we strive to build a culture where our talent can excel and grow in their careers and be supported along the way.

Diversity, Equity, and Inclusion

At Apollo, we feel strongly that building a diverse and inclusive workforce is a strategic imperative.

We are approaching our diversity, equity and inclusion strategy through the positioning of our “expanding opportunity” initiative. Expanding opportunity focuses on three specific areas—workplace, marketplace and community. In collaboration with our employees, we are seeking to empower our entire organization to expand opportunity for underrepresented groups in the work we do, every day. We are keenly focused on how we attract, retain, develop and advance talent at Apollo. We believe that an engaged, diverse workforce is one that will bring its best ideas to innovate and drive value for the firm. To grow a more diverse workforce, we have established arrangements with several organizations to identify diverse talent. We are also committed to development of our existing talent through various opportunities including internal mobility, leadership development programs, and our employee affinity networks. Today, Apollo has five communities – Apollo Women Empower (AWE), Apollo Family Network (AFN), Apollo Veterans Affinity Network (AVAN), Multi-Ethnic Organization Supporting Apollo’s Individuals and Communities (MOSAIC) and Apollo Pride Affinity Network (PRIDE) – with several chapters across every region where Apollo operates. Across the organization, from our team dedicated to citizenship initiatives to our employee affinity networks, we are committed to advancing a shared goal of building a more inclusive, modern high-performance culture.

Talent Development

We believe that ongoing professional development is a critical part of our culture at Apollo and an important enabler of our investment process. Because of our entrepreneurial culture, the breadth of our integrated platform, and our reputation for strong investment performance, we believe we can attract, develop and retain top talent. We have development programs in place at the associate, principal, managing director and partner levels which demonstrate our commitment to developing, engaging and retaining our employees. In 2022 we also launched an on-demand professional development platform that uses tailored lessons and interactive features to enhance skills and foster an environment of continuous learning. In addition to our training and annual review programs, we have instituted annual employee surveys that measure employee satisfaction and engagement, and help evaluate and guide human capital decision-making. We work in partnership with our employees to build ongoing culture and diversity, equity and inclusion initiatives that advance our goal of being a great place to work.

Compensation and Benefits

We work to offer a compelling employee value proposition to support our employees’ well-being and reward strong performance. Our pay for performance compensation philosophy is designed to provide competitive compensation to reward employees for performance and to align employee interests with the firm’s long-term growth and with our stockholders. As part of that philosophy, all of our employees are granted stock through a range of equity-based compensation programs, including our “One Apollo” stock program. Our benefits programs are intended to support our employees and their families, and include healthcare, wellness initiatives, retirement and financial wellness programs, paid time off, family leave and a variety of other benefit offerings.

Citizenship

Apollo seeks to actively invest in our communities and engage our employees and other stakeholders in meaningful and impactful Citizenship Programs. Apollo offers its employees philanthropic, volunteer, and other forms of engagement to strengthen communities and expand opportunity around the globe. To empower employees to give back, Apollo hosts volunteer events, provides Citizenship Grants for matching gifts and volunteer rewards each year. Apollo is proud to amplify the efforts of employees, supporting the communities in which they live and the causes and organizations of greatest importance to them.

Apollo Opportunity Foundation

The Apollo Opportunity Foundation was launched in February 2022 to invest in non-profit organizations working to expand opportunity for underrepresented individuals. The Apollo Opportunity Foundation’s mission is to expand opportunity in communities where our employees live and work around the globe by deploying our capital and engaging our people to invest in career education, workforce development and economic empowerment for all. The Apollo Opportunity Foundation seeks to partner with organizations that are championed by our employees to advance economic prosperity and expand opportunity for underrepresented individuals.

Sustainability and Environmental, Social and Governance

We view sustainable investment to be the strategy and practice of incorporating environmental, social, and governance (“ESG”) factors and sustainability outcomes into our investment decisions, practices, and ownership, to the extent they are deemed to be material to financial performance and consistent with fiduciary obligations. We believe that managing relevant ESG risks and realizing ESG opportunities can make us better investors and better stewards of our investors’ money by positioning portfolio companies and other investments of Apollo-managed funds for sustainable financial success.

Because we recognize the potential for ESG factors to impact clients, investments, operations, employees, and local communities, we have endeavored to equip our business to address and oversee these unique risks and opportunities. We take an integrated approach to ESG management, with oversight from Apollo leadership and collaboration from across the business. To help address client and market expectations, the Company’s sustainable investment framework is built around five themes: Integration, Engagement, Transparency, Product Solutions, and Compliance.

Integration: The Company defines ESG integration as the inclusion of sustainability factors into investment analysis and execution, and the assessment and management of relevant ESG risks and opportunities during the term of an investment. Accordingly, ESG integration includes the due diligence processes undertaken prior to making an investment and the ongoing monitoring of the investment.

Engagement: Office of Sustainability members and/or investment professionals may voluntarily engage with companies and issuers in which Apollo-managed funds are invested as well as other stakeholder groups to encourage positive outcomes and improved ESG and financial performance.

Transparency: We believe in being transparent about the objectives and results of the Company’s sustainable investment and ESG strategy, as well as our impact as a Company. Apollo voluntarily publishes a publicly available sustainability report to communicate such performance and progress to clients, shareholders, and stakeholders alike.

Product Solutions: Our business spans opportunistic, yield, and hybrid strategies. We offer a wide array of products catering to the demands and preferences of institutional and retail clients. We believe that increased investor demand for sustainability-related strategies or products offers an attractive business opportunity for Apollo to develop and launch new products to tap into these flows of capital and satisfy the needs of our clients.

Compliance: The breadth of the regulatory environment in the sustainability space is growing rapidly, both in respect of existing and emerging regulations and requirements. In recent years, ESG matters have been the subject of increased focus by certain regulators and policymakers in many jurisdictions in which we operate. Governmental regulators and other authorities have proposed or implemented a number of initiatives and additional rules and regulations. To effectively monitor regulatory developments, Apollo regularly consults with external counsel and advisors to help analyze regulatory updates and develop and implement compliance programs.

In 2022, as part of Apollo’s effort to create an industry-leading corporate governance model, our Board of Directors established a sustainability and corporate responsibility committee of the Board. This committee assists the board of directors in overseeing AGM’s corporate responsibility and sustainability matters, including environmental sustainability and climate change, human rights, social impact, employee health and safety, and diversity, equity and inclusion.

We report our progress annually in our corporate sustainability report, which is available on our website. The sustainability report and any other information on our website are for informational purposes only and are expressly not included as part or, or incorporated by reference into, this proxy statement. Any targets or goals discussed in our sustainability report, on our website, and/or in this proxy statement may be aspirational, and accordingly, no guarantees or promises are made that these targets or goals may be met. In addition, statistics and metrics discussed in the sustainability report, on our website, or in this proxy statement may be based on assumptions that turn out to be incorrect.

Stockholder Outreach

We regularly seek input from stockholders throughout the year on a wide variety of topics, including financial and operating performance, business strategy, corporate governance, and executive compensation matters. During 2022, we engaged with stockholders who represented in the aggregate nearly 60% of our outstanding shares of Common Stock. Specific feedback from these interactions was shared with Apollo’s management team and Board of Directors, as appropriate.

In addition to direct feedback from stockholders, the Board of Directors considers a variety of stakeholder viewpoints including investor policies and perspectives. In evolving our corporate governance and ownership structure following the Mergers, the Board and its Committees have adopted numerous shareholder-friendly corporate governance and compensation risk-mitigating features that align with market best practice. These are listed at the beginning of the Corporate Governance section above, as well as in the Compensation Discussion and Analysis section below.

Communications with the Board of Directors and Audit Committee

A stockholder or other interested party who wishes to communicate with our directors, a committee of our Board of Directors, our independent directors as a group or our Board of Directors generally may do so in writing. Any such communications may be sent to our Board of Directors by U.S. mail or overnight delivery and should be directed to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, who will forward them to the intended recipient(s). Any such communications may be made anonymously. Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of our Secretary, are not required, however, to be forwarded to the directors. Notwithstanding the foregoing, the Audit Committee has established procedures to enable anyone who has a concern about AGM’s conduct or about AGM’s accounting, internal accounting controls or auditing matters to communicate those concerns to the chair of the Audit Committee. Such communications may be confidential or anonymous and may be submitted in writing to: Apollo Global Management, Inc., Attn: Chair, Audit Committee of the Board of Directors, 9 West 57th Street, New York, NY 10019.

Executive Sessions of Independent Directors

The independent directors serving on our Board of Directors meet periodically in executive sessions during the year at regularly scheduled meetings of our Board of Directors. These executive sessions are presided over by Jay Clayton, our independent Chair.

Director Attendance at Annual Meeting

The Company encourages all of the directors to attend each annual meeting of stockholders. Nine members of the Board of Directors attended the 2022 annual meeting of stockholders.

Insider Trading Policy for Employees, Officers and Directors; Prohibition on Hedging

Our Board of Directors has adopted, as part of our insider trading policy, prohibitions against our directors, officers and employees engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of put options or covered calls. In addition, such persons are prohibited from short-selling our securities or engaging in transactions involving other derivatives based on our securities, including options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our Common Stock (other than securities granted under our equity incentive plans) or that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of our business, we engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations. Some of our directors, director nominees, executive officers, greater than 5% stockholders, and their immediate family members (each, a “Related Person”) may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these entities on customary terms and, in many instances, these Related Persons may not have knowledge of them. To our knowledge, since January 1, 2022, no Related Person has had a material interest in any of our ongoing business transactions or relationships except as described in this section.

Stockholders Agreement

On January 1, 2022, we entered into the Stockholders Agreement with the Former Managing Partners and certain affiliates of the Former Managing Partners.

The Stockholders Agreement provides, among other things:

•

each of the Former Managing Partners has the right to nominate himself (or a designee reasonably acceptable to the Nominating and Corporate Governance Committee, as applicable) to our Board of Directors as part of the director slate of the Board of Directors for election at the Company’s annual meeting of stockholders, for so long as such Former Managing Partner, together with the members of his family group, beneficially owns at least $400 million in value or 10 million in number of shares of Common Stock (the “Ownership Threshold”);

•

each Former Managing Partner (or his designee, as applicable), will, if requested by the Board of Directors, resign from the Board of Directors in the event that such Former Managing Partner no longer meets the Ownership Threshold;

•

each Former Managing Partner, together with the members of his family group, agrees to vote all of his or their respective shares of Common Stock in favor of the election of the other Former Managing Partners (or their designees, as applicable);

•

AGM will recommend that its stockholders vote in favor of the Former Managing Partners (or their designees, as applicable) and AGM will otherwise take reasonable action to support their nomination and election (including by filling vacancies on the Board of Directors, if necessary);

•	each Former Managing Partner (but not his designee) will be entitled to a seat on the Executive Committee so long as such Former Managing Partner serves on the Board of Directors;

•	AGM will not make any non-pro rata distributions or payments to any Former Managing Partners without the consent of the other Former Managing Partners;

•

each Former Managing Partner and AGM agree not to take actions inconsistent with the terms of the Stockholders Agreement or in a manner that is discriminatory as to one or more of the Former Managing Partners, and will agree to oppose any such actions if proposed by others;

•

each Former Managing Partner will have customary information rights regarding AGM’s business, so long as such Former Managing Partner, together with the members of his family group, meets an ownership threshold equal to 50% of the Ownership Threshold; and

•

each Former Managing Partner will be entitled to the use of office space at AGM’s offices and administrative and logistics support provided by AGM; provided, that such Former Managing Partner continues to (a) provide services to AGM (other than as a member of the Board of Directors), (b) serve on the Executive Committee or (c) serve as the chair of the Board of Directors or of any committee of the Board of Directors.

The Stockholders Agreement also grants to each Former Managing Partner (and his permitted transferees) the right, under certain circumstances and subject to certain restrictions, to require AGM to register under the

Securities Act of 1933, as amended (the “Securities Act”), shares of Common Stock held or acquired by them. Under the Stockholders Agreement, each Former Managing Partner (and his permitted transferees) (i) has “demand” registration rights that require AGM to register under the Securities Act the shares of Common Stock that he (and his permitted transferees) holds or acquires, (ii) may require AGM to make available registration statements permitting sales of shares of Common Stock he holds or acquires in the market from time to time over an extended period and (iii) has the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by AGM. AGM has agreed to indemnify each Former Managing Partner (and his permitted transferees, together with certain related parties) against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells shares of Common Stock, unless such liability arose from the holder’s misstatement or omission, and each Former Managing Partner (and his permitted transferees) has agreed to indemnify AGM against all losses caused by his (or their) misstatements or omissions.

Registration Rights Agreement

On January 1, 2022, AGM entered into a Registration Rights Agreement with Mr. James Zelter and Mr. Scott Kleinman (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, AGM has granted Messrs. Zelter and Kleinman and their permitted transferees the right, under certain circumstances and subject to certain restrictions, to require AGM to register under the Securities Act, shares of Common Stock held or acquired by them. Under the Registration Rights Agreement, the registration rights holders (i) have “demand” registration rights that require AGM to register under the Securities Act the shares of Common Stock that they hold or acquire, (ii) may require AGM to make available registration statements permitting sales of shares of Common Stock they hold or acquire in the market from time to time over an extended period and (iii) have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by AGM. AGM has agreed to indemnify each registration rights holder and certain related parties against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells shares of Common Stock, unless such liability arose from the holder’s misstatement or omission, and each registration rights holder has agreed to indemnify AGM against all losses caused by his misstatements or omissions.

Exchange Implementation Agreement

On December 31, 2021, in connection with the restructuring of AAM that occurred prior to the closing of the Mergers (the “AAM restructuring”), AGM and certain other persons entered into an Exchange Implementation Agreement (the “Exchange Implementation Agreement”) with certain holders of Apollo Operating Group (as defined in the amended and restated certificate of incorporation of AGM) units (“AOG Units”). Pursuant to the Exchange Implementation Agreement, such holders of AOG Units exchanged a portion of such AOG Units for shares of Common Stock concurrently with the consummation of the Mergers. Additionally, under the Exchange Implementation Agreement, on December 31, 2021, the remainder of the AOG Units held by such holders were sold and transferred to APO Corp., a wholly-owned subsidiary of AAM, in exchange for an amount equal to $3.66 multiplied by the total number of AOG Units held by such holders as of immediately prior to the AAM restructuring. Such amount is payable over a period of three years in equal quarterly installments.

Roll-Up Agreements

Pursuant to the Roll-Up Agreements dated as of July 13, 2007, certain of AGM’s current and former employees (the “Contributing Partners”), including Messrs. Kleinman and Zelter received interests in AP Professional Holdings, L.P. (“Holdings”), which we refer to as AOG Units, in exchange for their contribution of assets to the limited partnerships and limited liability companies through which AAM operates its businesses. In connection with the closing of the Mergers, the Roll-Up Agreements were amended to remove all covenants and agreements contained therein other than provisions relating to certain previously consummated roll-up transactions and the litigation cooperation covenant and to add certain matters relating to AAM’s tax receivable agreement.

Amended and Restated Tax Receivable Agreement

Prior to the consummation of the AAM corporate reorganization on January 1, 2022, and subject to certain restrictions, each of the Former Managing Partners and Contributing Partners had the right to exchange the AOG Units that they held through their partnership interests in Holdings (together with the corresponding interest in AAM’s former share of Class B common stock) for AAM’s Class A shares in a taxable exchange. Each of the Apollo Operating Group entities having made an election under Section 754 of the Internal Revenue Code, any such taxable exchanges, as well as acquisitions of units from the Former Managing Partners or Contributing Partners, resulted in an adjustment to the tax basis of a portion of the assets owned by the Apollo Operating Group at the time of the exchange. These taxable exchanges resulted in increases in the tax depreciation and amortization deductions from depreciable and amortizable assets, as well as an increase in the tax basis of other assets, of the Apollo Operating Group that otherwise would not have been available. A portion of these increases in tax depreciation and amortization deductions, as well as the increase in the tax basis of such other assets, will reduce the amount of tax that AAM would otherwise be required to pay in the future.

AAM entered into a tax receivable agreement with the Former Managing Partners and Contributing Partners that provides for the payment by AAM to the Former Managing Partners or Contributing Partners of 85% of the amount of actual cash savings, if any, in U.S. Federal, state, local and foreign income tax that we realize (or are deemed to realize in the case of an early termination payment by us or a change of control) as a result of these increases in tax deductions and tax basis, and certain other tax benefits, including imputed interest expense, related to payments pursuant to the tax receivable agreement. AAM expects to benefit from the remaining 15% of actual cash savings, if any, in income tax that is realized. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing AAM’s actual income tax liability to the amount of such taxes that it would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of the applicable Apollo Operating Group entity as a result of the transaction and had AAM not entered into the tax receivable agreement. The tax savings achieved may not ensure that AAM has sufficient cash available to pay its tax liability or generate additional distributions to stockholders. Also, we may need to incur additional debt to repay the tax receivable agreement if our cash flow needs are not met. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless AAM exercises the right to terminate the tax receivable agreement by paying an amount based on the present value of payments remaining to be made under the agreement with respect to units that have been exchanged or sold. In May 2022, AAM irrevocably waived its early termination right in the tax receivable agreement.

The Internal Revenue Service (the “IRS”) could challenge AAM’s claim to any increase in the tax basis of the assets owned by the Apollo Operating Group that resulted from the exchanges entered into by the Former Managing Partners or Contributing Partners. The IRS could also challenge any additional tax depreciation and amortization deductions or other tax benefits (including deductions for imputed interest expense associated with payments made under the tax receivable agreement) that AAM claimed as a result of, or in connection with, such increases in the tax basis of such assets. If the IRS were to successfully challenge a tax basis increase or tax benefits AAM previously claimed from a tax basis increase, the Former Managing Partners and Contributing Partners would not be obligated under the tax receivable agreement to reimburse AAM for any payments previously made to them (although any future payments would be adjusted to reflect the result of such challenge). As a result, in certain circumstances, payments could be made to the Former Managing Partners and Contributing Partners under the tax receivable agreement in excess of 85% of AAM’s actual aggregate cash tax savings. In general, estimating the amount of payments that may be made to the Former Managing Partners and Contributing Partners under the tax receivable agreement is by its nature, imprecise, in the absence of an actual transaction, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and the amount and timing of any payments under the tax receivable agreement will vary depending upon a number of factors, including, but not limited to, the timing and amount of our future income.

From January 1, 2022 through June 30, 2023, AAM made payments totaling $92,451,404 to the Former Managing Partners and Contributing Partners who are executive officers (or to their estate planning vehicles) pursuant to the tax receivable agreement, related to tax benefits treated as realized thereunder by APO Corp. in 2021 and 2022. Those payments included the following amounts: $24,250,564 for Mr. Black, $36,072,651 for Mr. Harris, $29,935,904 for Mr. Rowan, $668,947 for Mr. Kleinman, and $1,523,338 for Mr. Zelter.

Employment Arrangements

Please see the section entitled “Executive Compensation—Employment Agreements” and “—Potential Payments upon Termination or Change in Control” for a description of the employment agreements of our named executive officers who have employment agreements.

In addition, Joshua Black, a son of Leon Black, is currently employed as a Partner in AAM’s financial institutions group. He is entitled to receive a base salary, incentive compensation and employee benefits comparable to those offered to similarly situated employees of AAM. He is also eligible to receive an annual performance-based bonus in an amount determined by AAM in its discretion.

Firm Use of Private Aircraft

In the normal course of business, our personnel made use of aircraft owned as personal assets by entities controlled by Messrs. Rowan and Harris. Messrs. Rowan and Harris paid for their respective purchases of the aircraft and bear all operating, personnel and maintenance costs associated with their operation for personal use. Payments by us for the business use of these aircraft by Messrs. Rowan and Harris and other of our personnel are determined based on a specified hourly rate. From January 1, 2022 through June 30, 2023, AAM made payments of $7,979,305 and $94,631 for the use of such aircraft owned by entities controlled by Messrs. Rowan and Harris, respectively.

Apollo Management Holdings, L.P. (“AMH”), a subsidiary of AGM, leases an aircraft from time to time for business use from Bank of Utah, not in its individual capacity but solely as owner trustee (“BOU”), of an aircraft beneficially owned by MarCar 5000 LLC (“MarCar”), a company beneficially owned by Marc Rowan. For its flights under the lease, AMH pays rent to BOU and pays the costs to hire flight crew and operate the aircraft. The agreements were approved by the Conflicts Committee of the AAM Board based on Apollo’s interest in ensuring the safety and security of Mr. Rowan for his business flights for Apollo. AMH also receives a waiver of liability claims from Mr. Rowan, MarCar and BOU. From January 1, 2022 through June 30, 2023, AMH paid rent of $2,685,470 under the lease and paid additional costs of $1,751,204 for flight crew, fuel and operational expenses for its business use of the aircraft.

Investments in Apollo Funds and Other Transactions

Our directors and executive officers are generally permitted to invest their own capital (or capital of estate planning vehicles controlled by them or their immediate family members) directly in the funds we manage and affiliated entities. In general, such investments are not subject to management fees, and in certain instances, may not be subject to performance fees. In addition, from time to time, our directors and executive officers are offered an opportunity to invest their own capital in vehicles managed by third-party sponsors with which we have a strategic relationship (such investments with third-party sponsors, “Third-Party Sponsored Fund Investments”). Such investment opportunities may not be subject to management fees and/or performance fees. The opportunity to invest in the funds we manage and such third-party sponsored vehicles in this manner is available to our directors, executive officers and those of our employees whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws, as well as certain former directors and employees. As of June 30, 2023, our professionals have committed or invested approximately $2.0 billion of their own capital to Apollo-managed funds.

The amount invested in our investment funds and in Third-Party Sponsored Fund Investments by our directors, executive officers and certain other related parties (and their immediate family members or estate planning vehicles controlled by them or their immediate family members) from January 1, 2022 through June 30, 2023 was $1,765,985, $10,884,964, $18,814, $325,381, $21,463,094, $1,447,633, $7,894,891, $30,867,241, $2,513,709, $10,649,589, $2,645,504, $1,390,530 and $141,485 for Messrs. Beilinson, Belardi, Black, Ducey, Harris, Kelly, Kleinman, Rowan, Simon, Suydam, and Zelter and Messes. Hormozi and Richards, respectively. The amount of distributions on their fund investments, including profits and return of capital to our directors, executive officers and certain other related parties (and, in some cases, their immediate family members or certain estate planning vehicles controlled by them or their immediate family members) from January 1, 2022 through June 30, 2023 was $84,868, $4,760,289, $3,795,074, $472,466, $21,520,289, $1,095,774, $22,027,763, $11,170,797, $1,701, $6,292,621, $10,500,586, $33,243 and $85,108 for Messrs. Beilinson, Belardi, Black, Ducey, Harris, Kelly, Kleinman, Rowan, Simon, Suydam, and Zelter, and Messes. Hormozi and Richards, respectively.

In addition, certain of our subsidiaries engage in syndication activities pursuant to which they syndicate equity and debt financings to Apollo clients and co-investors, as well as third parties. During 2023, an investment platform founded and led by Mr. Harris, participated in one of these syndications. Apollo syndicated approximately $17.5 million of securities to his platform on the same terms and subject to the same conditions as all third parties acquiring such syndicated securities. We received $20 million in syndication fees from the issuer for the syndication of $2.0 billion in the aggregate. In his capacity as a stockholder of Apollo, Mr. Harris has an indirect interest in all fees that we receive in such syndications.

Sub-Advisory Arrangements and Strategic Investment Accounts

From time to time, we have entered into sub-advisory arrangements with, or established strategic investment accounts for, certain of our directors and executive officers or vehicles they manage. Such arrangements have been approved in advance in accordance with our policy regarding transactions with related persons. In addition, such sub-advisory arrangements or strategic investment accounts have been entered into with, or advised by, an Apollo entity serving as investment advisor registered under the Investment Advisers Act of 1940, as amended, and any fee arrangements, if applicable, have been on an arms-length basis. The amount of such fees paid by our directors and executive officers or vehicles they manage to us from January 1, 2022 through June 30, 2023 was $564,253 for Mr. Harris and $62,911 for Mr. Rowan.

Indemnification of Directors, Officers and Others

Under our certificate of incorporation, in most circumstances we will be obligated to indemnify the following persons, to the fullest extent permitted by applicable law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts: AAM’s Former Manager; any Affiliate of AAM’s Former Manager; any member, partner, Tax Matters Partner, Partnership Representative, officer, director, employee, agent, fiduciary or trustee of any Corporate Group Member (each as defined in our certificate of incorporation), AAM’s Former Manager or any of its respective Affiliates; any Person who was serving at the request of AAM’s Former Manager or any of its respective Affiliates as an officer, director, employee, member, partner, Tax Matters Partner, Partnership Representative, agent, fiduciary or trustee of another Person; provided, that a Person shall not be included by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and any person that our Board of Directors in its sole discretion designates as an “Indemnified Person” as permitted by applicable law.

We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our certificate of incorporation.

We have entered into indemnification agreements with each of our directors, executive officers and certain of our employees which set forth the obligations described above.

We have also agreed to indemnify each of the Former Managing Partners and certain Contributing Partners, including Messrs. Kleinman and Zelter, against certain amounts that they are required to pay in connection with a general partner obligation for the return of previously made performance fee distributions in respect of Apollo Investment Fund IV, L.P. and its parallel fund, Apollo Investment Fund V, L.P. and its parallel funds and alternative investment vehicles, and Apollo Investment Fund VI, L.P. and its parallel funds and alternative investment vehicles.

We also currently maintain liability insurance for our directors and officers.

Statement of Policy Regarding Transactions with Related Persons

We have adopted a written Related Person Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all material related person transactions by the Audit Committee. In accordance with the policy, the Audit Committee has overall responsibility for implementation of and compliance with the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest.

The policy requires that notice of a proposed related person transaction be provided to AGM’s Chief Legal Officer prior to entry into such transaction. If the Chief Legal Officer determines that such transaction is a related person transaction and does not fall within certain categories of pre-approved transactions listed in our policy, the proposed transaction will be submitted to our Audit Committee for consideration or in certain instances, to the Audit Committee Chair. Under the policy, our Audit Committee or the Audit Committee Chair may approve only those related person transactions that are in, or not inconsistent with, AGM’s best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction (provided that an interested director is required to be recused from such determination). The policy provides that no member of the Audit Committee shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The policy also provides that the Audit Committee monitor certain previously approved or ratified related person transactions that are ongoing to assess whether amending or terminating the related person transaction would be in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

EXECUTIVE OFFICERS

The names of the current executive officers of AGM (and their respective ages as of the date of this Proxy Statement) are set forth below.

Name	Age	Position(s)
Marc Rowan	60	Chief Executive Officer and Director
James Belardi	66	Chief Executive Officer of AHL and Director
Scott Kleinman	50	Co-President of AAM and Director
James Zelter	61	Co-President of AAM and Director
Martin Kelly	56	Chief Financial Officer
John Suydam	63	Chief Legal Officer

Martin Kelly. Mr. Kelly joined Apollo in 2012 and serves as the Chief Financial Officer of AGM. Mr. Kelly served as Chief Financial Officer of AAM from September 2012 through February 2022. From January 2019 through December 2021, Mr. Kelly also served as our Co-Chief Operating Officer. From 2008 to 2012, Mr. Kelly was with Barclays Capital and, from 2000 to 2008, Mr. Kelly was with Lehman Brothers Holdings Inc. Prior to departing Barclays Capital, Mr. Kelly served as Managing Director, CFO of the Americas, and Global Head of Financial Control for their Corporate and Investment Bank. Prior to joining Lehman Brothers in 2000, Mr. Kelly spent 13 years with PricewaterhouseCoopers LLP, including serving in the Financial Services Group in New York from 1994 to 2000. Mr. Kelly was appointed a Partner of the firm in 1999. Mr. Kelly serves as an advisor to the audit and risk committees of The Hotchkiss School and as a trustee of the U.S. Olympic and Paralympic Foundation and The Westminster School. Mr. Kelly received a degree in Commerce, majoring in Finance and Accounting, from the University of New South Wales.

John Suydam. Mr. Suydam joined Apollo in 2006 and serves as AGM’s Chief Legal Officer. Mr. Suydam has informed us of his intention to transition to the role of partner and senior advisor at the end of 2023. From 2002 to 2006, Mr. Suydam was a partner at O’Melveny & Myers LLP where he served as head of Mergers and Acquisitions and co-head of the Corporate Department. Prior to that time, Mr. Suydam served as Chairman of the law firm O’Sullivan, LLP which specialized in representing private equity investors. Mr. Suydam serves on the boards of The Legal Action Center, Environmental Solutions Worldwide, Inc. and New York University School of Law. Additionally, Mr. Suydam serves on the board of trustees of The College of the Holy Cross. Mr. Suydam received his J.D. from New York University and graduated magna cum laude with a B.A. in History from the State University of New York at Albany.

The biographical information for Messrs. Rowan, Belardi, Kleinman and Zelter is set forth above under “Board of Directors.”

PROPOSAL 2—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of AGM’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in this Proxy Statement.

As set forth in the CD&A below, AGM has designed its compensation programs to attract and retain key talent and reflect the following philosophies: (i) alignment of interests with investors and stockholders, (ii) long-term performance and commitment, (iii) significant personal investment and (iv) discouragement of excessive risk-taking. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Communications with the Board of Directors and Audit Committee” set forth in this Proxy Statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of AGM’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in AGM’s proxy statement for its 2023 Annual Meeting of Stockholders is hereby APPROVED.”

The proposal will be considered to have been approved on an advisory basis if approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs.

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by AGM to the NEOs as disclosed in this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Background

The following Compensation Discussion and Analysis (“CD&A”) reports on the compensation of our “named executive officers” or “NEOs” during 2022. This includes our CEO, CFO and our three most highly compensated executive officers, as follows:

Name	Title
Marc Rowan	Chief Executive Officer
Martin Kelly	Chief Financial Officer
Scott Kleinman	Co-President of AAM
James Belardi	Chairman and Chief Executive Officer of AHL
John Suydam*	Chief Legal Officer

*	Mr. Suydam has informed us of his intention to transition to the role of partner and senior advisor at the end of 2023.

2022 was a transformative year for our company. The Mergers became effective on January 1, 2022, and, as a result of the Mergers, we became the parent company to AAM and AHL and the successor issuer of Apollo’s listed Common Stock. Accordingly, in this “Executive Compensation” section, “we,” “us,” “our,” and the “Company” refer to AAM for items that occurred prior to 2022.

In 2021, AAM, our predecessor, was a controlled company and founder led, with the Former Managing Partners having certain controlling governance rights. As a controlled company, AAM was not required to have an independent compensation committee, and compensation decisions generally were within the authority and purview of the AAM Executive Committee. Following the Mergers, AGM adopted what we believe to be best-in-class corporate governance practices and the Former Managing Partners’ historical controlling governance rights terminated.

Throughout 2021, AGM announced a number of significant enhancements to our governance and ownership structures, including an overhaul of our board governance framework, a transition to a simplified ownership and voting structure and a refresh of our corporate governance documents. Examples of the corporate governance enhancements completed during 2021 and upon the closing of the Mergers on January 1, 2022, include:

Independent Board Oversight: AGM’s accounting predecessor, AAM, was previously a controlled company whereby all power and authority of the board of directors was delegated to an executive committee of the board comprised of the Former Managing Partners. AGM has ceased being a controlled company, and our Board of Directors now consists of a majority of independent directors, with 13 of our 17 directors being independent, with a mix of new directors and longer-serving directors. We have also separated the role of CEO and board chair and added an independent board chair. Our Board of Directors has also formed an audit committee, compensation committee, nominating and corporate governance committee and sustainability and corporate responsibility committee, each of which is NYSE-compliant and fully independent.

Shareholder Rights and Accountability: AGM has eliminated AAM’s umbrella partnership C-corporation structure, simplifying its ownership and voting structure. Whereas AAM previously had three classes of common stock, AGM now has only one class of outstanding shares, with each share entitled to one vote. We have also adopted a number of practices to further enhance shareholder rights and accountability. These include holding annual elections for all directors, adopting a majority vote standard for the election of directors in uncontested elections, providing proxy access rights to shareholders, adopting a director resignation policy, and providing shareholders with at least 25% ownership the ability to call special meetings.

Good Governance Policies and Practices: We have updated our code of business conduct and ethics applicable to directors and employees of AGM and corporate governance guidelines and related person transactions policy to align with industry best practices. In addition, we have adopted meaningful stock ownership guidelines for independent directors.

We believe that these significant enhancements to our governance and ownership structure positions AGM as a long-term investment industry leader with best-in-class governance practices.

In 2021, we implemented a reset of our compensation programs across a significant part of our employee base, including for the Co-Presidents of AAM, to more closely align pay to stockholder performance and to increase direct equity ownership. As a result, annual compensation for Mr. Kleinman consists solely of a $100,000 base salary, similar to our CEO.

Additionally, beginning in 2022, compensation decisions for executive officers of AGM have been under the purview and authority of the newly formed compensation committee of AGM, composed solely of independent directors. Since forming, the committee has made a number of shareholder-friendly improvements to our compensation program, reflecting market best practices and investor perspectives:

•	We adopted a new clawback policy in 2022, covering all NEOs.

•	We adopted meaningful executive share ownership guidelines covering all NEOs in 2022.

•	We adopted a new compensation peer group of pay comparators that are similar in terms of industry, business model relevance, size, and talent pool.

Compensation Practices Specific to Our Company and Industry

The design of our compensation program is intended to support our business objectives as well as align pay with performance and attract and retain the most qualified and energized talent to spend the entirety of their careers at Apollo.

Similar to other companies in the private equity industry, a portion of our employees’ compensation is often tied directly to the funds we manage in the form of fees received, including performance fees.

The payment of performance fees is market practice at alternative asset management firms and creates direct alignment among investment professionals, stockholders and fund investors because payments are not made unless a specified performance return hurdle is achieved. We generally make payments in respect of performance fee allocations to our employees only after profitable investments have actually been realized. Similarly, for the funds that pay incentive fees, employees receive distributions of such fees only after the fund has appreciated in value (typically above a specified level) during the applicable period. Many funds allow for the return of previous performance fee distributions (generally net of tax) to AGM or our employees if that fund fails to achieve a specified hurdle. As such, not only are the majority of performance fee allocation rights paid to most executives tied to the achievement of measurable performance objectives, but distributions may be subject to repayment if performance declines. This helps to ensure that our professionals take a long-term view that is consistent with the interests of the Company, our stockholders and the investors in the funds we manage.

Our named executive officers that do not receive performance fee distributions are aligned with investors through their significant shareholdings, as well as their personal investments in our funds. Our named executive officers and other professionals who receive rights to performance fees from the funds we manage are generally required to invest their own capital in the funds on which they work (with some exceptions) in amounts that are proportionate to the size of their participation in performance fees. We believe that these investments, in addition to executives’ equity holdings, help to ensure that our executives have capital at risk and reinforce the linkage between executives’ economic interests and the success of the funds we manage, as well as the success of the

Company. More detail regarding our executives’ investments in our funds is described under “Certain Relationships and Related Transactions, and Director Independence.”

Mr. Belardi’s AISG partnership interest is directly tied to subadvisory fees and management fees and increases in the size of distributions on his partnership interest are a result of increased value creation for the Company and our stockholders.

What We Do		What We Don’t Do

☑	Align pay with performance, including with limited base salary, an emphasis on variable compensation and long-term stock ownership	☒	No new compensation for AAM Co-President Scott Kleinman, other than base salary

☑	Align NEOs with stockholders through:	☒	No excessive perquisites

	–Equity ownership	☒	No significant retirement or pension benefits

	–Significantpersonal investments in AGM Common Stock and Apollo funds	☒	No single-trigger change in control severance payments

	–Non-compete and non-solicit covenants	☒	No hedging transactions or short sales of our Common Stock permitted for any executive officer

☑	Meaningful share ownership guidelines covering all NEOs were adopted in 2022	☒	No excise tax gross-ups

☑	Adopted a recoupment policy in 2022 (covering all NEOs) that provides for the recovery of equity-based awards and other incentive compensation if an employee engages in a detrimental activity and as otherwise required by law, including financial restatement

☑	Engage proactively with stockholders and other stakeholders

☑	Include only independent directors on the compensation committee

☑	Utilize an independent compensation consultant

Other highlights of 2022 include the following:

Financial Performance in 20221

2022 was a transformational year for Apollo. The strength of the combined Asset Management and Retirement Services businesses was very clear during our first year as a fully aligned firm, particularly against a backdrop of heightened market volatility and uncertainty. Apollo reported record fee related earnings, record normalized spread related earnings, and organic inflows in 2022. Our executive officers, who have deep experience in our industry, have helped build a best-in-class business with nearly $550 billion of assets under management as of year-end 2022.

Additionally, we made substantial progress on our three key growth pillars over the course of the year:

•	Global Wealth: Raised $6 billion of capital during 2022 from successful retail-focused product launches and significant distribution expansion

[1]	Please see Annex A for the definitions of financial terms used herein.

•	Origination: Generated debt origination volume of $26 billion in the fourth quarter of 2022, or over $100 billion on an annualized basis, aided by the acquisition of several new origination platforms

•	Capital Solutions: Delivered almost 40% year-over-year growth in fee revenue, reflecting the value of our platform as a flexible capital provider in uncertain capital markets

Moreover, Apollo strategically allocated capital to drive shareholder value in 2022 through:

•	Buybacks: Repurchased $773 million of Common Stock in 2022, including $319 million for opportunistic share repurchases

•	Dividends: Increased intended annual dividend for 2023, up 7.5% to $1.72 per common share from 2022

•	Investments: Allocated $357 million of capital in 2022 to fund strategic growth investments

We performed well against the financial and business plans that we originally laid out for 2022, positioning us for a strong year of execution in 2023.

(1)

Spread Related Earnings has been retrospectively adjusted in accordance with the requirements of the adoption guidance of the accounting standard relating to Targeted Improvements to the Accounting for Long-Duration Contracts.

Corporate Structure/Governance

As of January 1, 2022, compensation decisions for the named executive officers came under the purview and authority of a newly formed independent compensation committee. The compensation committee is composed exclusively of independent directors, meets at least quarterly each year, operates pursuant to a written Compensation Committee Charter, and receives briefings from an independent compensation consultant and outside counsel, as appropriate.

Leadership

On January 1, 2022, Marc Rowan, CEO of AGM, assumed oversight responsibilities of AHL’s insurance businesses in addition to AAM’s asset management business. Mr. Rowan’s close alignment with stockholders is evidenced by his significant equity ownership and his annual base salary of $100,000. See “Security Ownership of Certain Beneficial Owners and Management.”

On January 1, 2022, Martin Kelly commenced his role as CFO of AGM, after previously being CFO of AAM.

Scott Kleinman assumed increased responsibilities as the co-principal executive officer and Co-President of AAM as of January 1, 2022, and began receiving his reduced annual base salary of $100,000, down from his $1.2 million 2021 base salary. He has received no new compensation for 2022. His amounts shown in the Summary Compensation Table reflect distributions in respect of vested carry awards (i.e., owned partnership interests) that were awarded before 2022 (restricted stock units (“RSUs”)) intended to cover five years were awarded in December 2021).

James Belardi, Chairman and CEO of AHL, joined our Board of Directors on January 1, 2022 and entered into an amended and restated employment agreement with AHL on June 16, 2022, with no change to his base salary or annual incentive bonus opportunity. We discuss below modifications that were made to his ISG partnership interest at that time.

Compensation Peer Group

The compensation committee adopted a peer group that includes Ares, BlackRock, Blackstone, Brookfield Asset Management, Carlyle, Goldman Sachs, KKR, Morgan Stanley, T. Rowe Price and TPG. The group was determined in consultation with Semler Brossy Consulting Group, LLC (“Semler Brossy”), the independent compensation consultant that advises our compensation committee, after considering factors such as industry, business model relevance, size, and firms with which we compete for talent. As part of this process, we reviewed assets under management, market capitalization, and business mix, with a focus on alternative asset managers and large investment banks with an asset management business. The composition of the peer group will be periodically reviewed by Semler Brossy and the compensation committee.

General Compensation Philosophy

Alignment of Interests with Investors and Stockholders. Our principal compensation philosophy is to align the long-term interests of our named executive officers and other key employees with those of our stockholders and investors in the funds we manage. This alignment, which we believe is a key driver of our success, has been achieved principally by our professionals’ direct beneficial ownership of Common Stock, their rights to receive a portion of the performance fees earned from the funds we manage or to receive compensation based on the level of performance fees earned, the direct investment by our professionals in the funds we manage and our practice of paying annual compensation partly in the form of equity-based grants that are subject to vesting.

Long-Term Performance and Commitment. Most of our professionals (including Messrs. Kelly, Belardi and Suydam) are issued RSUs, as part of their year-end variable compensation, which provide rights to receive shares of Common Stock and, in some instances, dividend equivalents on those shares. The portion of the variable compensation paid as RSUs increases as the employee’s total compensation increases. The vesting, delayed liquidity and restrictive covenants (including forfeiture upon competition) features of these awards, and, for certain executives (including all named executive officers), the application of the executive share ownership guidelines to these awards, contribute to our professionals’ focus on long-term performance while enhancing retention of these professionals. Certain of the RSUs granted to our named executive officers and professionals in 2022 vest based on both continued service and Apollo’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. We believe these performance measures help to promote the interests of our stockholders and investors in the funds we manage by making RSU vesting contingent on the realization and distribution of profits on such funds. By requiring our named executive officers to be subject to non-competition, confidentiality and other limitations on behavior described below under “Potential Payments upon Termination or Change in Control,” we further reinforce our culture of fiduciary protection of the investors in the funds Apollo manages and our stockholders.

Significant Personal Investment. Our named executive officers and other professionals generally make significant personal investments in the funds we manage (as more fully described under “Certain Relationships and Related Transactions, and Director Independence”), directly or indirectly, and our named executive officers and other professionals who receive rights to performance fees (excluding rights in respect of non-drawdown-style funds and certain pooled performance fee vehicles) from the funds we manage are generally required to invest their own capital in the funds on which they work in amounts that are proportionate to the size of their participation in performance fees. We believe that these investments help to ensure that our professionals have capital at risk and reinforce the linkage between the success of the funds we manage, the success of the Company and the amounts earned by our professionals. Our eligible professionals are generally permitted to invest in the funds we manage free of management fees and, in certain instances, performance fees. These opportunities further align our employees with the investors in the funds we manage and our stockholders, encourage our professionals to work across the integrated asset management platform and bolster links among our various businesses.

Discouragement of Excessive Risk-Taking. Our compensation program includes significant elements that discourage excessive risk-taking while aligning the compensation of our professionals with our long-term performance. For example, a portion of our employees’ annual incentive compensation is paid in the form of RSUs that are subject to vesting, which reinforces employee focus on the Company’s long-term performance and enhances alignment with our stockholders. With regard to carried interest, we generally make payments in respect of performance fee allocations to our employees only after profitable investments have actually been realized. Similarly, for the funds that pay incentive fees, employees receive distributions of such fees only after the fund has appreciated in value (typically above a specified level) during the applicable period. This helps to ensure that our professionals take a long-term view that is consistent with the interests of the Company, our stockholders and the investors in the funds we manage. Moreover, if a drawdown-style fund fails to achieve specified investment returns due to diminished performance of later investments, our performance fee program relating to that fund generally permits, for the benefit of the limited partner investors in that fund, the return of performance fee distributions (generally net of tax) previously made to us or our employees. Our general requirement that our professionals who hold direct performance fee rights in our drawdown-style funds invest in those funds further aligns the interests of our professionals, fund investors and stockholders. These provisions discourage excessive risk-taking and promote a long-term view that is consistent with the interests of the fund investors and our stockholders. In addition, since our last annual meeting we adopted our recoupment policy, which encourages compliance with our policies and discourages activities detrimental to the Company. The recoupment policy provides for the recovery of equity-based awards and other incentive compensation if an employee engages in a detrimental activity or, in the case of a financial restatement, a current or former executive officer receives such compensation in excess of what it would have been if calculated based on the restated amounts. Finally, the minimum retained ownership requirements prescribed under the executive share ownership guidelines that were revamped in 2022 and apply to certain executives, and the delayed vesting and delivery of certain RSUs, discourage excessive risk-taking because the value is tied directly to the long-term performance of shares of Common Stock.

Fiscal 2022 Compensation for Named Executive Officers

Consistent with our emphasis on alignment of interests with our stockholders, our clients and fund investors, compensation elements tied to the performance of shares of our Common Stock, the profitability of our different businesses and the profitability of the funds that we manage are the primary means of compensating our named executive officers.

As of January 1, 2022, the compensation committee assumed decision-making authority for named executive officer compensation. 2022 compensation for Messrs. Rowan, Kleinman and Suydam was set by their employment arrangements, which were put in place prior to 2022. As discussed above, Messrs. Rowan and Kleinman received nominal base salaries and no new equity grants or rights to incentive payments or distributions. Please note that under SEC technical reporting rules, distributions on existing vested partnership interests that were granted before 2022 are reported in the Summary Compensation Table below; these distributions do not relate to new grants.

The key elements of the compensation of our named executive officers during fiscal year 2022 are described below.

Annual Salary. Each of our named executive officers receives an annual salary. The 2022 base salaries of our named executive officers are set forth in the Summary Compensation Table below. Mr. Rowan and Mr. Kleinman receive no compensation other than an annual base salary of $100,000. In general, base salaries were based on market practice, including higher fixed compensation for individuals in control functions to reinforce their focus on the risk management.

Performance Fees. Performance fee entitlements with respect to the funds we manage confer rights to participate in distributions made to investors following the realization of an investment or receipt of operating profit from an investment by the fund, provided the fund has attained the specified performance return hurdle that applies to the fund. The payment of performance fees is market practice at alternative asset management firms and creates direct alignment among investment professionals, stockholders and fund investors because payments are not made unless the specified performance return hurdle is achieved. Distributions of performance fees from limited life funds generally are subject to contingent repayment (generally net of tax) if the fund fails to achieve specified investment returns due to diminished performance of later investments, while distributions of operating profit earned from funds that are not designed to have a limited life are generally not subject to contingent repayment. The actual gross amount of performance fees available for distribution is a function of the performance of the applicable fund. For these reasons, we believe that participation in performance fees generated by the funds we manage aligns the interests of our participating named executive officers with those of our stockholders and fund investors. We currently have two principal types of performance fee programs, which we refer to as “dedicated” and “incentive pool.”

Performance Fees: Dedicated. Messrs. Kelly, Kleinman, Belardi and Suydam have historically been awarded rights to participate in a dedicated percentage of the performance fee income earned by the general partners of certain of the funds we manage, but Messrs. Rowan, Belardi and Kleinman do not receive new performance fee awards. In 2022, Messrs. Kelly, Kleinman and Suydam received distributions on vested dedicated performance fee rights granted to them in prior years. Dedicated performance fee rights in the private equity funds we manage are typically subject to vesting, which rewards long-term commitment to the Company and thereby enhances the alignment of participants’ interests with the Company. Unlike Messrs. Rowan, Belardi and Kleinman, Messrs. Kelly and Suydam also received additional performance fee rights in 2022. In 2022, Messrs. Kelly and Suydam began participating in a program in which performance fees that accrue may be notionally invested by participants in a fund we manage until paid. Rights to payments under the program vest after three years, subject to continued employment, with the first payment to be made in 2025. As with other amounts distributed in respect of other performance fees, our financial statements characterize performance fee income allocated to participating professionals in respect of their dedicated performance fee rights as compensation. Unlike dividends, amounts paid in respect of dedicated performance fees are included when paid in the “All Other Compensation” column of the Summary Compensation Table.

A portion of the performance fees distributed by certain of the legacy investment funds we manage is required to be used by our employees who have dedicated rights to participate in those amounts to purchase restricted shares of Common Stock. This practice further promotes alignment with our stockholders and motivates participating professionals to maximize the success of the Company as a whole. Messrs. Kelly, Kleinman and Suydam have received grants of restricted shares of Common Stock as a result of their participation in legacy performance fee programs that require that a portion of the performance fee amounts be used to purchase restricted shares of Common Stock. The restricted shares vest in three equal annual installments from a vesting date specified at the time of the award. The restricted shares participate in any distributions made on shares of Common Stock. The number of restricted shares that was granted in 2022 was determined pursuant to the formula prescribed by the applicable performance fee program, which converts the specified portion of the performance fee income to be paid or distributed into a number of shares based on the volume-weighted average price as of a prescribed date in the applicable calendar quarter. In accordance with applicable rules, the Summary

Compensation Table and Grants of Plan-Based Awards Table include the restricted shares acquired by our named executive officers in 2022 in respect of performance fee amounts received.

Performance Fees: Incentive Pool. Our performance-based incentive arrangement, referred to as the incentive pool, further aligns the overall compensation of certain of our professionals to the realized performance of our business. The incentive pool provides for compensation based on realized performance fees and enhances our capacity to offer competitive compensation opportunities to our professionals. “Realized performance fees” means performance fees earned by the general partners of the funds we manage under the applicable fund limited partnership agreements based upon transactions that have closed or other rights to incentive income cash that have become fixed in the applicable calendar year period. Mr. Kelly is the only one of our named executive officers who received incentive pool performance fees earned during 2022. During 2022, the Company determined the amount of the realized performance fees to place into the incentive pool in its discretion after considering various factors, including Company profitability, management company cash requirements and anticipated future costs, provided that the incentive pool consists of an amount equal to at least 1% of the realized performance fees attributable to profits generated after creation of the incentive pool that were taxable in the applicable year and not allocable to dedicated performance fee entitlements. Each participant in the incentive pool is entitled to receive, as a mandatory component of participation in the incentive pool, his or her pro rata share of this 1% amount each year, provided the participant remains employed by us at the time of allocation and the pool is funded.

We believe that the compensation of our professionals should primarily be tied to our stock performance and the profitability of our different businesses and managed funds. The compensation committee determined that Mr. Kelly’s annual distribution from the incentive pool would include an allocation that was based on the company’s performance and the compensation committee’s determination of his individual contributions to the company’s performance.

In determining Mr. Kelly’s annual incentive award, the compensation committee also considered type, scope and level of responsibilities, corporate citizenship, enterprise-wide financial performance, his overall contributions to our success, prior year compensation, the appropriate balance between incentives for long-term and short-term performance, competitive market dynamics and the compensation paid to his peers within AGM.

Partnership Interest Revenue Sharing. Mr. Belardi owns a partnership interest in the parent of ISG, an indirect subsidiary of AGM that manages investments for Athene, which he has held since he founded ISG in 2009. Mr. Belardi received the partnership interest in his capacity as the founder of ISG and it provides for quarterly distributions equal to 3.35% of base management fees and 4.5% of subadvisory fees. This revenue sharing provides long-term alignment to invest in the ISG business to support future growth and because the relevant percentages are fixed, the amounts Mr. Belardi receives as distributions on his partnership interest do not increase unless the Company’s revenues have increased. Mr. Belardi’s ISG partnership interest continues to motivate Mr. Belardi to further develop highly valuable business lines. Mr. Belardi’s ISG partnership interest continues to motivate Mr. Belardi to further develop and grow Athene’s business. Over the previous 14 years during which Mr. Belardi has served as Chairman and Chief Executive Officer of Athene (AHL) and Chief Investment Officer of ISG, Athene has grown from a new company to the leading provider of annuities in the U.S. retirement market with gross invested assets of $257 billion as of June 30, 2023. This significant long-term growth has translated into increasing earnings generation. In 2022, Athene generated nearly $2.5 billion of Spread Related Earnings, net of fees paid for services from ISG, and this metric has compounded by 23% per year on average over the past six years dating back to Athene’s IPO in 2016. Mr. Belardi’s partnership interest in ISG was created before the formation of our compensation committee. It is a vested interest and the distribution amounts are formulaic; the committee does not have the discretion to adjust or reduce these. For additional discussion, please see “—Employment and Partnership Interest Agreements with AHL Chairman and Chief Executive Officer, James R. Belardi,” below. This partnership interest results in distributions, which, unlike dividends on Common Stock, are reported in the All Other Compensation column of the Summary Compensation Table pursuant to SEC rules.

RSUs: Long-Term Incentive. We award RSUs to our named executive officers (excluding Messrs. Rowan and Kleinman) to enhance their alignment with our stockholders. In early 2022, the compensation committee approved awards of RSUs to Messrs. Belardi, Kelly and Suydam, all of which are subject to service-based vesting. Each of these RSU awards was consistent with the NEO’s prior year award. Mr. Suydam’s annual incentive RSUs were granted in accordance with the terms of his employment agreement and related to service in 2022.

RSUs: Annual Incentive Bonus. Mr. Belardi receives RSUs both as part of his annual incentive bonus award and as a long-term incentive. Mr. Belardi’s annual incentive bonus RSUs vest in two equal annual installments and his long-term incentive RSUs vest in three equal annual installments. In February 2022, the compensation committee approved the financial, operational and other performance objectives that apply to determine his annual incentive bonus RSUs granted in consideration for 2022 services as further described below under “Determination of Compensation of Named Executive Officers.” All of the NEOs’ RSU awards discussed here are reflected in the Stock Awards column of the Summary Compensation Table.

In December 2022, following a review of performance in 2022, the compensation committee approved a payout of Mr. Belardi’s annual incentive bonus RSU award representing an overall award level at 110% of target, based on three factors. For 2022 and consistent with prior years, the compensation committee established that: (i) 25% of Mr. Belardi’s target annual incentive bonus RSU award would be based on a combination of five AHL corporate financial and operational goals consistent with the goals applicable to other executive officers of AHL; (ii) 25% would be based on absolute and relative investment portfolio total return goals; and (iii) 50% would be based on the compensation committee’s review of overall AHL performance:

The five AHL corporate performance measurements, their respective weightings and 2022 performance and achievement with respect to these measurements, as of the date of the compensation committee’s December 2022 meeting, are set forth below. The targets for the corporate financial and operational measures were determined in relation to AHL’s internal business plan for the year.

Objectives	Weight	Measurement	Target(6)	2022 Performance (Estimate)
Overall profitability	35%	Spread related earnings(1)	$2.055B	$2.349B
Expense management	15%	Expense targets(2)	—	Exceeded
Organic growth	10%	Organic deposits(3)	$36 - 38B	$46.9B
New business profitability	15%	Underwritten returns(4)	—	Exceeded
Capital	25%	Excess equity capital generation(5)	—	Target

(1)

Spread related earnings is a pre-tax non-GAAP measure used by AHL to evaluate its financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. AHL’s spread related earnings equals net income (loss) available to AHL, eliminating the impact of investment gains (losses), net of offsets; non-operating change in insurance liabilities and related derivatives; integration, restructuring, and other non-operating expenses; stock compensation expenses; and income tax (expense) benefit.

(2)

Represents consolidated operating expenses included in operating income, including the impact of ACRA’s non-controlling interest, taking into account mergers and acquisitions, long-term incentive program, bonus accrual variances in relation to target, and the impact of any material transactions undertaken.

(3)	Organic deposits include retail independent marketing organization (IMO), retail financial institution, funding agreements, pension group annuities and flow reinsurance.

(4)	Underwritten returns on retail IMO, retail financial institution, funding agreements, pension risk transfer and flow reinsurance.

(5)

Increase in excess equity capital, with adjustments including, but not limited to, variance to AHL’s 2022 financial plan for the impact of former Apollo Operating Group units, preferred stock issuances, debt issuances, inorganic transactions, and certain other uses.

(6)

We believe that the targets were designed to be reasonably achievable with strong management performance and the coordinated, cross-functional focus and effort of the NEOs, and did not reflect unrealistic targets that may encourage excessive risk-taking.

AHL’s 2022 performance based on the five corporate objectives described above, would have resulted in a payout level equal to 114% of the corporate target opportunity based on actual performance of each metric limited by performance caps. The compensation committee approved an actual payout level equal to 130%, to reflect the extent to which the organic deposit and new business profitability measures exceeded the maximum target levels and in recognition of extraordinary performance in 2022 for organic volumes, and high performance in the face of market conditions causing AHL to use more capital than expected and given the inability to access the capital markets at attractive financing terms.

The first investment portfolio total return performance objective, weighted 12.5%, compared AHL’s non-alternative investment performance to the Barclays US Aggregate Bond Index over a trailing 33-month period. The second investment portfolio total return performance objective, also weighted at 12.5%, compared AHL’s alternative investment performance relative to a 50-50 blended index of the S&P 500 and the BofA Merrill Lynch US High Yield Index over a 33-month period, subject to maintaining a minimum return on alternative investment performance since the inception of AHL.

The investment portfolio total return performance objectives are assessed based on a prescribed formula. For the investment portfolio total return performance objective based on AHL’s non-alternative investment performance, the compensation committee compared AHL’s results of (0.64)% for the 33-month period ending September 30, 2022 to (1.19)% for the Barclays US Aggregate Bond Index, which pursuant to the formula resulted in payout of 100% of the award for this objective. For the investment portfolio total return performance objective based on AHL’s alternative investment performance, the compensation committee compared AHL’s results of 13.30% for the 33-month period ending September 30, 2022 to 3.35% for the 50-50 blended index described above, which pursuant to the formula resulted in payout of 120% of the award.

The annual incentive bonus RSUs for performance in 2022 will appear in the Summary Compensation Table for 2023, as they were granted in February 2023. These RSUs vest in two equal annual installments, consistent with past practice for Mr. Belardi.

Annual Cash Partner Benefits Stipend. Messrs. Kelly and Suydam receive an annual cash benefits stipend of $250,000 that may be used for benefits or for other purposes and helps support the well-being of our partners. The benefits stipend assists us in recruiting talent and inspiring our professionals to seek to become partners.

Employment Agreements

Our NEOs are party to employment, non-competition and non-solicitation agreements, as summarized below. All such agreements were entered into before 2022 (except for Mr. Belardi, whose employment agreement was entered into in 2022).

Employment, Non-Competition and Non-Solicitation Agreements with Chief Executive Officer, Marc Rowan

On December 31, 2021, we renewed the employment, non-competition and non-solicitation agreement with our Chief Executive Officer, Marc Rowan, who ceased to be the chief executive officer of AAM on that date and upon the closing of the Mergers became the Chief Executive Officer of AGM. The agreement is similar to his previous agreements and was extended by two years, to the end of 2023. Mr. Rowan’s annual base salary under the agreement remains $100,000 per year.

Employment, Non-Competition and Non-Solicitation Agreement with Chief Financial Officer, Martin Kelly

On July 2, 2012, we entered into an employment, non-competition and non-solicitation agreement with Martin Kelly, our Chief Financial Officer. Mr. Kelly’s annual base salary is $1,000,000 and he is eligible for an annual allocation from the incentive pool in an amount to be determined by the compensation committee in its discretion.

Employment, Non-Competition and Non-Solicitation Agreement with Co-President, Scott Kleinman

On November 30, 2021, an ad hoc compensation committee (that preceded the formation of the compensation committee) approved a new employment agreement for Scott Kleinman, a Co-President of AAM. This new agreement governs his compensation for five years as he co-leads AAM following the Mergers. Under this agreement, he gave up all existing cash incentive compensation arrangements to the extent unvested and agreed to forgo all future entitlements in respect of bonus, unvested carry and other forms of compensation. In return, he earns the equivalent of one million shares per year for five years, plus the opportunity to earn an additional one million shares for meeting the fee related earnings and spread related earnings per share targets that AAM established in materials it shared with its public stockholders on October 19, 2021, in connection with its Investor Day. None of the shares underlying this one-time grant of six million RSUs will be delivered or transferable until five years after grant. Consistent with Apollo’s compensation philosophy of encouraging and rewarding extended periods of outstanding service, three million shares were vested at grant (subject to certain restrictive covenants) and the remainder are eligible to vest at the end of five years. We believe this arrangement drives complete alignment with the Company’s stockholders.

Under his employment agreement, effective January 1, 2022, Mr. Kleinman receives an annual base salary of $100,000 per year and receives no further bonuses, allocations of performance fees or other forms of new compensation. Additional amounts reflected in the Summary Compensation Table for Mr. Kleinman relate to awards granted to him before 2022. As required by the terms of his current performance fee arrangements, Mr. Kleinman has made investments of his own capital in various funds we manage, which investments continue.

Employment and Partnership Interest Agreements with AHL Chairman and Chief Executive Officer, James R. Belardi

In 2009, Mr. Belardi founded ISG and prior to 2022, was party to two separate employment agreements with AHL and ISG (together, the “Prior Agreements”). Since its inception, Mr. Belardi has served as chief executive officer of ISG, which is an indirect subsidiary of AGM that manages investments for Athene. On June 16, 2022, following approval by the compensation committee, AHL and Mr. Belardi entered into an amended and restated employment agreement, which superseded the Prior Agreements, with no change to his annual base salary or annual incentive bonus opportunity.

Under his current agreement, Mr. Belardi is employed by AHL and continues to serve as both AHL’s chief executive officer and ISG’s chief executive officer. Mr. Belardi’s annual base salary of $1,875,000 and target annual incentive bonus opportunity of $1,850,000 are the same aggregate amounts as were payable under the Prior Agreements. Any annual incentive bonus may be paid in the form of cash or publicly tradeable securities that vest in annual installments (such amount was paid in February 2023 in the form of RSUs for services performed in 2022). The current term of the agreement will expire on December 31, 2023, and will automatically extend for subsequent one-year terms unless Mr. Belardi gives or receives notice of non-renewal prior to expiration of the then current term.

In 2009, when Mr. Belardi founded ISG, he was granted a partnership interest in ISG’s parent. This ISG partnership interest, which Mr. Belardi received as the founder of ISG, provides quarterly distributions equal to 3.35% of base management fees and 4.5% of subadvisory fees, consistent with the fee agreement by and between

ISG and AHL, and the fee agreement by and between ISG and ACRA, each as in effect from time to time. This revenue sharing provides long-term alignment to invest in the ISG business to support future growth. Mr. Belardi’s ISG partnership interest continues to motivate Mr. Belardi to further develop highly valuable business lines. The ISG partnership interest results in distributions which, unlike dividends on Common Stock, are reported in the All Other Compensation column of the Summary Compensation Table pursuant to SEC rules.

Additionally, under his current agreement, Mr. Belardi receives an additional annual amount equal to 3% of the profits of ISGI, subject to Mr. Belardi’s continued employment with AHL through the date it pays its annual bonuses for the applicable year.

Employment, Non-Competition and Non-Solicitation Agreement with Chief Legal Officer, John Suydam

On July 19, 2017, we entered into an employment, non-competition and non-solicitation agreement with John Suydam, our chief legal officer, which we amended on December 20, 2019. Pursuant to his agreement, Mr. Suydam is entitled to an annual base salary of $2,500,000, and an annual equity incentive award in the form of RSUs that have an aggregate value of $3,750,000 and vest in four equal quarterly installments, subject to the Company’s receipt of performance fees sufficient to cover the associated equity-based compensation expense.

Stockholder Advisory Vote Regarding Executive Compensation

In 2020, our stockholders approved a triennial schedule for the say-on-pay advisory vote, which we adopted as our practice. In the last say-on-pay advisory vote in 2020, we received 97.55% approval by stockholders represented in person or by proxy at the meeting in 2020. Our next say-on-pay advisory vote will occur in connection with the Annual Meeting.

Executive Share Ownership Guidelines

The compensation committee adopted the executive share ownership guidelines, effective as of November 1, 2022, pursuant to which all executive officers of AGM, as well as certain members of senior management of AAM and AHL, are subject to minimum stock ownership requirements in connection with their service. The required shareholding level must be attained within five years of becoming a covered employee, and until the shareholding level is met, covered employees must retain, on an after-tax basis, 25% of all shares received pursuant to an equity plan. The executive share ownership guidelines are consistent with good governance and enhance alignment with stockholders. The named executive officers are required to hold shares of Common Stock with the following aggregate values: Mr. Rowan, $15 million; each of Messrs. Kleinman and Belardi, $10 million; and each of Messrs. Kelly and Suydam, three times his annual base salary. All of the named executive officers are in compliance with their respective requirements under the executive share ownership guidelines.

Compensation Consultant

The compensation committee utilizes Semler Brossy as a third-party compensation consultant to provide independent advice, research and evaluation in connection with the design of our compensation for our executive officers and directors.

Tax and Accounting Considerations

We consider the tax and accounting impact of compensation alongside the objectives of the executive compensation programs and our compensation philosophy.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows, absent a “grandfathering” or other available exemption, a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer, its chief financial officer, its three other highest paid executive officers and certain individuals who were covered employees in years other than the then-current taxable year).

Under final regulations released in December 2020 that reversed a long-standing position of the Internal Revenue Service, Section 162(m) applies to corporations, such as the Company, in respect of the compensation of covered employees of an operating partnership for which the compensation deduction is allocable to the corporation based on its interest in the partnership. While we consider the deductibility of compensation as a factor in making compensation decisions, we retain the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation is not tax deductible.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee is or has been an officer or employee of the Company. No member of the compensation committee is, or was in 2022, an executive officer of another entity at which one of our executive officers serves, or served in 2022, on either the board of directors or the compensation committee. Messrs. Kleinman and Zelter, who serve as executive officers and directors of AGM, also serve as directors and executive officers of AAM, our controlled subsidiary that does not have a board committee overseeing compensation. In addition, our CEO, Mr. Rowan, serves on the executive committee of the board of directors of AHL. The AHL executive committee is responsible for the compensation of the named executive officers of AHL other than Mr. Belardi, who is AHL’s chief executive officer and serves on our board. For information about related person transactions involving members of our Board of Directors, see “Certain Relationships and Related Transactions and Director Independence.”

Compensation Committee Report

The compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, has determined that the Compensation Discussion and Analysis should be included in this Proxy Statement.

Marc Beilinson

Richard Emerson

Lynn Swann

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the compensation earned by, awarded or paid to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for the fiscal year ended December 31, 2022. For Mr. Kleinman, 2022 amounts in the “Stock Awards” column relate to legacy performance fee programs in which he had vested before 2022 that require that a portion of the performance fee amounts be used to purchase restricted shares of Common Stock. Similarly, awards reported under the “All Other Compensation” column for Messrs. Kleinman and Belardi are distributions with respect to vested partnership interests that were awarded prior to 2022.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Marc Rowan, Chief Executive Officer	2022	100,000		—		—	210,011	310,011
	2021	100,000		—		—	202,310	302,310
	2020	100,000		—		—	180,340	280,340
Martin Kelly, Chief Financial Officer	2022	1,000,000		—		1,082,082	1,491,637	3,573,719
	2021	1,000,000		—		19,160,680	4,135,828	24,296,508
	2020	1,000,000		—		7,396,975	1,109,528	9,506,503
Scott Kleinman, Co-President of AAM	2022	100,000		—		3,976,560	8,081,234	12,157,794
	2021	1,200,000		—		392,478,845	43,308,266	436,987,111
	2020	1,200,000		—		3,453,704	3,014,797	7,668,501
James Belardi, Chairman and Chief Executive Officer of AHL	2022	1,741,141	(3)	209,326	(4)	6,428,865	36,316,113	44,695,445

John Suydam, Chief Legal Officer of AGM	2022	2,500,000		—		3,961,338	1,928,714	8,390,052

(1)

Represents the aggregate grant date fair value of stock awards granted, as applicable, computed in accordance with FASB ASC Topic 718. For Mr. Belardi, includes both the annual incentive bonus RSUs and the long-term incentive RSUs granted to him in 2022. For Mr. Kleinman, amounts shown relate to legacy performance fee programs in which he had vested before 2022 that require that a portion of the performance fee amounts be used to purchase restricted shares of Common Stock. The amounts shown in this column do not reflect compensation actually received by the named executive officers, but instead represent the aggregate grant date fair value of the awards. See note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for further information concerning the assumptions made in valuing our RSU awards.

(2)

Amounts included for 2022 represent, in part, actual incentive pool cash distributions of $1,175,000 for Mr. Kelly, realized carry cash distributions of $66,637 for Mr. Kelly, $8,081,234 for Mr. Kleinman and $1,678,714 for Mr. Suydam and partner benefits stipends of $250,000 for each of Messrs. Kelly and Suydam. For Mr. Belardi, the amount includes distributions on his ISG partnership interest totaling $35,292,707 and amounts in respect of his ISGI profits entitlement ($885,191), fees paid by AHL for financial and estate planning services ($133,859), primarily to assist Mr. Belardi with estate planning with respect to his equity holdings, and fees paid by AHL for UK tax preparation services ($4,356). AHL maintains a corporate aircraft for efficiency and business planning purposes. Mr. Belardi used the corporate aircraft for one personal flight in 2022 and fully reimbursed AHL for this personal use. Accordingly, no amount is reflected for such use. Personal use of the AHL corporate aircraft is subject to a formal policy that was approved by the compensation committee in 2022 that sets forth the criteria and procedures applicable to its use. Mr. Belardi and AHL have entered into a time-sharing agreement, pursuant to which Mr. Belardi may use the corporate aircraft for up to 25 flight hours per year, provided that the number of flight hours and other incidentals under such agreement shall be further limited so that the amount of payments from Mr. Belardi pursuant to such agreement (including such tax payments) shall not exceed $120,000 in any

AHL fiscal year. Occasionally, a guest may accompany Mr. Belardi on AHL corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no additional aggregate incremental cost to AHL and, as a result, no amount would be reflected in the Summary Compensation Table for the applicable year. The “All Other Compensation” column for 2022 also includes costs relating to Company-provided cars and drivers for the business and personal use of Mr. Rowan. We provide this benefit because we believe that its cost is outweighed by the convenience, increased efficiency and added security and confidentiality that it offers. Mr. Rowan’s personal use cost was approximately $193,140 and includes both fixed and variable costs, including lease costs, driver compensation, driver meals, fuel, parking, tolls, repairs, maintenance and insurance. Except as discussed in this paragraph, no 2022 perquisites or personal benefits individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites and other personal benefits reported for the named executive officer. The 2022 cost of excess liability insurance provided to our named executive officers falls below this threshold. Messrs. Kelly, Kleinman and Suydam did not receive perquisites or personal benefits in 2022, except for incidental benefits having an aggregate value of less than $10,000. Our named executive officers also receive secretarial support with respect to personal matters, for which we incur no incremental cost. Accordingly, no such amounts are included in the Summary Compensation Table.

(3)

The amount reported in the salary column for Mr. Belardi for 2022 represents his annualized base salary of $1,875,000, reduced by $133,859 that was deducted from his salary in respect of fees for financial and estate planning services prior to entry into his amended and restated employment agreement, as described in footnote 2 above.

(4)	This amount represents the January 2022 payout of the supplemental cash bonus that had been awarded to Mr. Belardi by the AHL compensation committee.

Grants of Plan-Based Awards

The following table presents information regarding RSUs and restricted shares granted to our named executive officers under our 2019 Omnibus Equity Incentive Plans in 2022. No options were granted to a named executive officer in 2022.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		Grant Date Fair Value or Modification Date Incremental Fair Value of Stock and Option Awards ($)(2)
Marc Rowan	—	—		—
Martin Kelly	February 17, 2022	17,006		1,069,677
	February 15, 2022	162		11,181
	August 16, 2022	9		531
	November 15, 2022	11		692
Scott Kleinman	February 15, 2022	22,051		1,521,960
	February 15, 2022	22,190		1,531,554
	May 16, 2022	9,082		473,758
	August 16, 2022	457		26,959
	August 16, 2022	2,792		164,701
	November 15, 2022	725		45,612
	November 15, 2022	3,370		212,016
James Belardi	February 23, 2022	17,149	(3)	1,029,111
	February 23, 2022	17,150	(3)	1,029,172
	February 23, 2022	36,495	(4)	2,185,321
	February 23, 2022	36,494	(4)	2,185,261
John Suydam	February 17, 2022	54,741		3,373,140
	February 15, 2022	2,334		161,092
	February 15, 2022	4,718		325,635
	May 16, 2022	804		41,940
	August 16, 2022	48		2,832
	August 16, 2022	317		18,700
	November 15, 2022	57		3,586
	November 15, 2022	547		34,413

(1)

Represents the number of RSUs and restricted shares granted, as applicable. RSUs and restricted shares are discussed above under “—Compensation Elements for Named Executive Officers—RSUs” and “Compensation Elements for Named Executive Officers—Performance Fees: Dedicated,” respectively. Except for the RSUs (which awards were all granted on February 17 or 23, 2022), all awards were restricted shares granted in respect of performance fee entitlements entered into prior to 2022.

(2)

Represents the aggregate grant date fair value of the RSUs and restricted shares granted in 2022, computed in accordance with FASB ASC Topic 718. The amounts shown do not reflect compensation actually received, but instead represent the aggregate grant date fair value of the award.

(3)	Represents the grant made in respect of Mr. Belardi’s annual incentive award.

(4)	Represents the grant made in respect of Mr. Belardi’s long-term award.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding unvested RSU and restricted share awards made by us to our named executive officers under the equity plans that were outstanding at December 31, 2022. Mr. Belardi is our only named executive officer who held options at fiscal year-end, which options were granted before 2022.

Name	Grant Date	Grant Type	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Marc Rowan	—	—	—		—	—		—
Martin Kelly	November 15, 2022	Restricted Shares	11	(3)	702	—		—
	August 16, 2022	Restricted Shares	9	(4)	574	—		—
	February 17, 2022	RSUs	11,338	(5)	723,251	—		—
	February 15, 2022	Restricted Shares	108	(6)	6,889	—		—
	November 17, 2021	Restricted Shares	134	(7)	8,548	—		—
	August 17, 2021	Restricted Shares	811	(8)	51,734	—		—
	February 19, 2021	RSUs	3,788	(9)	241,637	—		—
	February 19, 2021	RSUs	46,823	(10)	2,986,839	—		—
	February 19, 2021	RSUs	3,902	(11)	248,909	—		—
	February 11, 2020	RSUs	94,692	(12)	6,040,403	—		—
	January 10, 2019	RSUs	40,097	(13)	2,557,788	—		—
Scott Kleinman	November 15, 2022	Restricted Shares	3,370	(3)	214,972	—		—
	November 15, 2022	Restricted Shares	725	(3)	46,248	—		—
	August 16, 2022	Restricted Shares	2,792	(4)	178,102	—		—
	August 16, 2022	Restricted Shares	457	(4)	29,152	—		—
	May 16, 2022	Restricted Shares	9,082	(14)	579,341	—		—
	February 15, 2022	Restricted Shares	14,794	(15)	943,709	—		—
	February 15, 2022	Restricted Shares	14,701	(16)	937,777	—		—
	December 1, 2021	RSUs	—		—	1,000,000	(17)	63,790,001
	December 1, 2021	RSUs	2,000,000	(18)	127,580,002	—		—
	November 17, 2021	Restricted Shares	19,563	(7)	1,247,924	—		—
	November 17, 2021	Restricted Shares	27,784	(7)	1,772,341	—		—
	August 17, 2021	Restricted Shares	45,844	(8)	2,924,389	—		—
	February 19, 2021	RSUs	1,400	(23)	89,306	—		—
	January 8, 2018	RSUs	160,000	(19)	10,206,400	—		—
James Belardi	February 23, 2022	RSUs	24,330	(5)	1,552,011	—		—
	February 23, 2022	RSUs	24,330	(5)	1,552,011	—		—
	February 23, 2022	RSUs	8,575	(22)	546,999	—		—
	February 23, 2022	RSUs	8,575	(22)	546,999	—		—
	May 18, 2021	RSUs	14,590	(22)	930,696	—		—
	February 22, 2021	RSUs	10,265	(9)	654,804	—		—
	February 22, 2021	RSUs	10,265	(9)	654,804	—		—
	February 22, 2021	Restricted Shares	12,101	(24)	771,923	—		—
	February 21, 2020	RSUs	4,816	(24)	307,213	—		—
	February 21, 2020	RSUs	28,892	(24)	1,843,020	—		—

Name	Grant Date	Grant Type	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John Suydam	November 15, 2022	Restricted Shares	195	(3)	12,439	—	—
	November 15, 2022	Restricted Shares	352	(3)	22,454	—	—
	November 15, 2022	Restricted Shares	57	(3)	3,636	—	—
	August 16, 2022	Restricted Shares	317	(4)	20,221	—	—
	August 16, 2022	Restricted Shares	48	(4)	3,062	—	—
	May 16, 2022	Restricted Shares	804	(14)	51,287	—	—
	February 17, 2022	RSUs	13,686	(19)	873,030	—	—
	February 15, 2022	Restricted Shares	3,146	(6)	200,683	—	—
	February 15, 2022	Restricted Shares	1,556	(6)	99,257	—	—
	November 17, 2021	Restricted Shares	3,010	(7)	192,008	—	—
	November 17, 2021	Restricted Shares	2,072	(7)	132,173	—	—
	August 17, 2021	Restricted Shares	3,185	(8)	203,171	—	—

Name	Grant Date	Grant Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Option Exercise Price ($)	Option Expiration Date
James Belardi	February 22, 2021	Options	22,476	44,954	(20)	40.60	February 22, 2031
	February 28, 2020	Options	44,658	22,332	(21)	43.27	February 21, 2030
	April 3, 2019	Options	74,033	—		36.94	April 3, 2029
	February 27, 2018	Options	76,153	—		41.82	February 27, 2028
	March 21, 2017	Options	76,153	—		44.10	March 21, 2027
	June 6, 2016	Options	147,813	—		29.55	June 6, 2026

(1)

The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares, Units or Other Rights That Have Not Vested” column by $63.79, the closing price of a share of Common Stock on the last trading day of 2022.

(2)

The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column by $63.79, the closing price of a share of Common Stock on the last trading day of 2022.

(3)	Restricted shares that vest in substantially equal annual installments on August 15 of each of 2023, 2024 and 2025.

(4)	Restricted shares that vest in substantially equal annual installments on May 15 of each of 2023, 2024 and 2025.

(5)	RSUs that vest in substantially equal annual installments on December 31 of each of 2023 and 2024.

(6)	Restricted shares that vest in substantially equal annual installments on November 15 of each of 2023 and 2024.

(7)	Restricted shares that vest in substantially equal annual installments on August 15 of each of 2023 and 2024.

(8)	Restricted shares that vest in substantially equal annual installments on May 15 of each of 2023 and 2024.

(9)	RSUs that vest in substantially equal annual installments on January 1 of each of 2023 and 2024.

(10)

RSUs that vest in substantially equal annual installments on January 1 of each of 2023, 2024, 2025 and 2026, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(11)

RSUs that vest in substantially equal annual installments on January 1, 2023 and 2024, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(12)

RSUs that vest in substantially equal annual installments on January 1 of each of 2023, 2024 and 2025, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(13)

RSUs that vest in substantially equal annual installments on January 1 of each of 2023 and 2024, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(14)	Restricted shares that vest in substantially equal annual installments on February 15 of each of 2023, 2024 and 2025.

(15)	Restricted shares that vest in substantially equal annual installments on November 15 of each of 2023 and 2024.

(16)	Restricted shares that vest in substantially equal annual installments on November 15 of each of 2023 and 2024.

(17)	RSUs that vest on April 1, 2027, subject to achievement of fee related and spread related earnings targets.

(18)	RSUs that vest on January 1, 2027.

(19)

RSUs that vest on January 1, 2023, subject to the Company’s receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense as of such date.

(20)	Options that vest in substantially equal annual installments on January 1 of each of 2023 and 2024.

(21)	Options that vest on January 1, 2023.

(22)	RSUs that vest on December 31, 2023.

(23)	Restricted shares that vest on January 1, 2023.

(24)	RSUs that vest on January 1, 2023.

Option Exercises and Stock Vested

The following table presents information regarding the number of outstanding initially unvested RSUs and restricted shares held by our named executive officers that vested during 2022 and the number of vested RSUs that were granted during 2022. The amounts shown below do not reflect compensation actually received by the named executive officers, but instead are calculations of the number of RSUs and restricted shares that vested (or that were vested at grant) during 2022 based on the closing price of a share of Common Stock on the date of vesting. Shares received by our named executive officers in respect of vested RSUs are subject to our retained ownership requirements prescribed under the executive share ownership guidelines. No options were exercised by our named executive officers in 2022.

Name	Type of Award	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marc Rowan	—	—	—
Martin Kelly	RSUs	78,809	5,532,393
	Restricted Shares	1,168	70,597
Scott Kleinman	RSUs	161,399	11,534,042
	Restricted Shares	97,559	5,957,056
James Belardi	RSUs	99,912	6,509,531
	Restricted Shares	77,513	5,210,289
John Suydam	RSUs	62,852	3,848,182
	Restricted Shares	8,328	512,157

(1)

Amounts calculated by multiplying the number of RSUs or restricted shares held by the named executive officer that vested on each applicable vesting date in 2022 by the closing price per share on that date. Except for RSUs that were vested at grant, for which the associated shares are not scheduled to be delivered until 2027, shares underlying the vested RSUs were issued to the named executive officer shortly after they vested.

Potential Payments upon Termination or Change in Control

None of the named executive officers, except for Mr. Belardi, is entitled to payment or other benefits in connection with a change in control.

Mr. Rowan is not entitled to severance or other payments or benefits in the event of a termination of employment with AGM. Mr. Rowan is required to protect the confidential information of Apollo both during and after his employment. In addition, until two years after the termination, he is required to refrain from soliciting employees or interfering with our relationships with investors and, for 18 months to refrain from competing with us in a business that involves primarily (i.e., more than 50%) third-party capital.

If Mr. Kelly’s employment is terminated by us without cause or he resigns for good reason, he will be entitled to severance of six months’ base pay and reimbursement of health insurance premiums paid in the six months following his employment termination. If his employment is terminated by us without cause, he will vest in 50% of any unvested portion of his restricted shares. If Mr. Kelly’s employment is terminated by reason of death or disability, he will vest in 50% or more of any unvested portion of his RSUs, restricted shares and dedicated performance fee rights that are subject to vesting. All additional vesting of RSUs subject to the receipt of performance fees within prescribed periods remains subject to those requirements. If Mr. Kelly’s employment is terminated without cause, or he resigns, he will be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. We may terminate Mr. Kelly’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Kelly is required to give us 90 days’ notice prior to a resignation for any reason. He is required to protect the confidential information of Apollo both during and after employment. In addition, Mr. Kelly is obligated to refrain from soliciting our employees until 18 months after employment, from soliciting our investors or other business relations until 12 months after employment and from competing with us until nine months after employment.

We may terminate Mr. Kleinman’s employment with or without cause, and we must provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. Mr. Kleinman is required to provide 90 days’ notice prior to a resignation for any reason. If his employment is terminated by us without cause, he will vest in 50% of any unvested portion of his restricted shares, and upon such a termination or a resignation with good reason, Mr. Kleinman will vest in 100% of the time-vesting RSUs granted to him in December 2021. Upon his termination of employment by reason of death or disability, Mr. Kleinman will vest in 50% or more of his then-unvested RSUs and restricted shares. All additional vesting of RSUs subject to the Company’s receipt of performance fees within prescribed periods remains subject to those requirements. If Mr. Kleinman’s employment is terminated without cause, or he resigns for any reason, he will be entitled to retain his vested dedicated performance fee rights. Mr. Kleinman is required to protect the confidential information of Apollo both during and after employment. In addition, during employment and for 24 months after employment, he is obligated to refrain from soliciting our employees, investors or other business relations, and, during employment and for 18 months thereafter, from competing with us.

We may terminate Mr. Belardi’s employment with or without cause, and he will provide at least 90 days’ notice of his resignation without good reason. Severance is payable to Mr. Belardi on a termination of employment by AHL without cause or by reason of nonrenewal of the term of his employment agreement, by Mr. Belardi for good reason, or due to Mr. Belardi’s death or disability (each, an “involuntary termination”), equal to his annual base salary and a pro rata bonus for the year of termination based, in part, on the bonus and annual salary paid to him in the year preceding his termination. Upon an involuntary termination other than due to death or disability, Mr. Belardi is also entitled to additional severance equal to his target annual incentive bonus multiplied by a fraction, the numerator of which is his annual incentive bonus for the previous fiscal year and the denominator of which is his annual base salary for the previous fiscal year. In addition, upon an involuntary termination, Mr. Belardi will be entitled to the reimbursement of the cost of continued medical coverage at active employee rates for up to 18 months, any outstanding and unvested time vesting profits units that are scheduled to vested during the one-year period immediately following the termination date will immediately vest, and any outstanding and unvested equity awards granted as a component of an annual incentive bonus will immediately vest, based on target performance with respect to any performance-vesting awards.

Mr. Belardi’s employment agreement contains customary restrictive covenants, including confidentiality and nondisclosure covenants, covenants not to compete or solicit customers for 12 months following the date on which he ceases to own or control his ISG partnership interest, and a covenant not to solicit employees for 24 months following termination.

To the extent that any payment, benefit or distribution of any type to or for the benefit of Mr. Belardi would be subject to the excise tax imposed under Section 4999 of the Code, then such payments, benefits or distributions will be reduced (but not below zero) so that the maximum amount of such payments, benefits or distributions will be one dollar less than the amount which would cause them to be subject to such excise tax, unless Mr. Belardi makes the Company and its affiliates whole on an after-tax basis for any adverse tax consequences imposed on the Company and its affiliates under Section 280G of the Code as a result of not reducing such payments, benefits or distributions.

Under the ISG partnership agreement, on an involuntary termination or a resignation that satisfies the partnership agreement’s notice and other requirements, on or after December 31, 2023, Mr. Belardi’s ISG partnership interest will be redeemable for an amount equal to five times the average annual distributions on the ISG partnership interest for the preceding two years. His ISG partnership interest will also be redeemable for a prorated amount following an earlier involuntary termination, based on the number of days that precede such termination during the three-year period ending December 31, 2023. Any redemption of the ISG partnership interest is subject to Mr. Belardi’s continued compliance with all applicable restrictive covenants, and may be settled in cash or stock at our option. Mr. Belardi is obligated to protect our confidential information both during and after employment. He is also obligated to refrain from competing or soliciting customers until 12 months after he ceases to own or control his ISG partnership interest, and from soliciting employees until 24 months after such cessation.

We may terminate Mr. Suydam’s employment with or without cause, and we will provide 90 days’ notice (or payment in lieu of such period of notice) prior to a termination without cause. If Mr. Suydam’s employment is terminated by us without cause or he resigns for good reason, he will be entitled to severance of six months’ base pay and reimbursement of health insurance premiums paid in the six months following his employment termination. If his employment is terminated by reason of death or disability, he will vest in 50% of his then unvested RSUs, restricted shares and dedicated performance fee rights that are subject to vesting. If Mr. Suydam’s employment is terminated without cause, or he resigns, he will be entitled to retain his dedicated performance fee rights that are subject to vesting to the extent then vested. Upon his termination of employment, Mr. Suydam will vest in 100% of his then unvested restricted shares, subject to his continued compliance with his noncompetition obligations and his agreement to be available to consult with us from time to time for two years. Mr. Suydam is required to protect the confidential information of Apollo both during and after employment. In addition, to the extent consistent with appliable rules, he is obligated to refrain from soliciting our employees until 18 months after employment, from soliciting our investors or other business relations until 12 months after employment and from competing with us until nine months after employment.

The following table lists the estimated amounts that would have been payable to each of our named executive officers under his employment arrangements and outstanding equity awards in connection with a termination that occurred on the last day of our last completed fiscal year and the value of any additional equity that would vest upon such termination, assuming that the applicable triggering event occurred on December 31, 2022, and that the price per share was $63.79, which was the closing price of a share of Common Stock on the last trading day of the year. As described above and in footnote 4 below, Mr. Belardi also would have been eligible to receive an amount in redemption of his ISG partnership interest in connection with certain terminations of his employment.

Name	Reason for Employment Termination	Estimated Value of Cash Payments ($)(1)	Estimated Value of Equity Acceleration ($)(2)
Marc Rowan	Cause	—	—
	Death, disability	—	—
Martin Kelly	Without cause	512,553	34,223
	By executive for good reason	512,553	—
	Death, disability	—	6,433,636
Scott Kleinman	Without cause(3)	—	132,016,979
	Death, disability	—	105,269,832
James Belardi	Without cause or by executive for good reason(4)	6,566,693	1,865,922
	Without cause or by executive for good reason in connection with a Change in Control(4)	6,566,693	9,515,180
	Death, disability(4)	4,193,156	9,980,528
John Suydam	Without cause(3)	1,262,553	470,196
	By executive for good reason	1,262,553	—
	Death, disability	—	906,711

(1)

This amount would have been payable to the named executive officer had his employment been terminated by the Company without cause (and other than by reason of death or disability) or for good reason on December 31, 2022.

(2)

This amount represents the additional equity vesting that the named executive officer would have received had his employment terminated in the circumstances described in the column “Reason for Employment Termination,” on December 31, 2022, based on the closing price of a share of Common Stock ($63.79) on the last trading day of the year. For this purpose, awards that are subject to performance vesting conditions have been treated as having attained such conditions. Please see our “Outstanding Equity Awards at Fiscal Year-End” table above for information regarding the named executive officer’s unvested equity as of December 31, 2022.

(3)	Solely for the December 2021 time-vesting RSU awards, also includes a termination by the executive for good reason.

(4)

In addition, in redemption of his ISG partnership interest, Mr. Belardi would have been eligible to receive $116,341,805 in connection with the applicable involuntary termination on December 31, 2022, which amount is meant to represent a fair value for the redemption of such interest and reflects the tremendous increase in the value of the ISG business since it was founded by Mr. Belardi in 2009.

CEO to Median Employee Pay Ratio

SEC rules require companies to disclose the ratio of the total annual compensation of the principal executive officer (“PEO”) to the total annual compensation of the median employee (calculated excluding the PEO), and our ratio is as follows:

Mr. Rowan’s total annual compensation as PEO: $310,011

Median employee total annual compensation: $170,035

Ratio of PEO to median employee total annual compensation: 1.8:1

In determining the median employee, we prepared a list of all employees as of December 31, 2022. Consistent with applicable rules, we used reasonable estimates in the methodology used to identify the median employee. We determined the median employee by reviewing the annualized base salary for 2022 and the annual cash bonus paid in 2022 by employees other than the PEO. After we determined the median employee, we calculated the median employee’s total annual compensation in the same manner in which we calculated the total annual compensation of the PEO.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “compensation actually paid” (as determined in accordance with the rules prescribed under Item 402(v)) to (i) each individual who has served as our principal executive officer (“PEO”) during any or all of 2020, 2021 and 2022 and (ii) our other non-PEO
named executive officers (determined as an average, as set forth below) during each of 2020, 2021 and
2022
, and our financial performance. For more information about our executive compensation program, please refer to the “Compensation Discussion and Analysis” section above.

	Summary Compensation Table Total for ($):		Compensation Actually Paid to ($):		Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1),(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (1),(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (in millions) ($)	Fee Related Earnings (FRE) (in millions) ($) (4)
Year	Marc Rowan	Leon Black	Marc Rowan	Leon Black			Total Shareholder Return ($)	Peer Group Total Shareholder Return($) (3)

2022	310,011	—	310,011	—	17,204,252	3,456,563	150	127	(3,213)	1,410

2021	302,310	356,713	302,310	356,713	223,067,825	245,284,632	166	162	1,802	1,267

2020	—	423,687	—	423,687	8,846,958	8,881,144	115	115	120	1,102

(1)
The
non-PEO
named executive officers in 2022 consist of Messrs. Belardi, Kelly, Kleinman and Suydam, and in 2021 and 2020 consist of Messrs. Civale, Kelly, Kleinman and Zelter (as applicable, the
“Non-PEO
NEOs”).

(2)
“Compensation actually paid” has been calculated in accordance with the requirements of Item 402(v)(2)(iii) of Regulation
S-K
and does not reflect compensation actually earned, realized or received. To calculate the “compensation actually paid,” the following amounts were deducted from and added to the applicable “Summary Compensation Table Total” set forth above:

	Summary Compensation Table Total ($)	Deductions of Reported Equity Values from Summary Compensation Table Total (a) ($)	Equity Award Adjustments to Summary Compensation Table Total (b) ($)	“Compensation Actually Paid” ($)

Marc Rowan
2022	310,011	—	—	310,011
2021	302,310	—	—	302,310

Leon Black
2021	356,713	—	—	356,713
2020	423,687	—	—	423,687

Average of Non-PEO Named Executive Officers
2022	17,204,252	(3,862,211)	(9,885,478)	3,456,563
2021	223,067,825	(206,199,646)	228,416,452	245,284,632
2020	8,846,958	(6,008,009)	6,042,194	8,881,144

(a)	Represents the grant date fair value of equity-based awards granted in each year, as reflected in the “Stock Awards” column.

(b)
Reflects adjustments to the value of Stock Awards, as calculated in accordance with the rules prescribed
under Item 402(v) and in accordance with ASC Topic 718, which included the categories of adjustments for

5
9

each year as set forth below. For additional information regarding the determination of fair value, see Note 7 to our consolidated financial statements in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2022.

	Year End Fair Value of Awards Granted During Year that Remained Outstanding and Unvested at Year End ($)	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in a Prior Year that Remained Outstanding and Unvested at Year End ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Year ($)	Year Over Year Change in Fair Value of Equity Awards Granted in a Prior Year that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions During Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
Marc Rowan
2022	—	—	—	—	—	—	—
2021	—	—	—	—	—	—	—
Leon Black
2021	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—
Average of Non-PEO Named Executive Officers
2022	2,418,692	(15,397,857)	1,512,065	(599,804)	—	2,181,426	(9,885,478)
2021	122,942,498	13,410,783	89,180,855	1,483,123	—	1,399,194	228,416,452
2020	5,460,830	(1,438,855)	351,787	(120,870)	—	1,789,302	6,042,194

(3)	The Peer Group for these purposes is the Dow Jones U.S. Asset Manager Index.

(4)
Our company-selected measure is Fee Related Earnings (“FRE”). FRE is further described in our Annual Report on Form
10-K
within “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Managing Business
Performance-Key
Segment and
Non-U.S.
GAAP Performance
Measures-Fee
Related Earnings, Spread Related Earnings and Principal Investing Income.”

Narrative Disclosure to Pay Versus Performance
The following graph shows the relationship between the “compensation actually paid” to each of Messrs. Rowan and Black and the average of the “compensation actually paid” to our
Non-PEO
NEOs (in each case, with “compensation actually paid” calculated as set forth above in accordance
with the rules prescribed under Item 402(v) of Regulation
S-K)
in 2020, 2021 and 2022 and our cumulative total shareholder return (“TSR”) measured starting from December 31, 2019 for each covered fiscal year. This graph also shows the relationship between our TSR performance and the TSR performance of the Peer Group in the Pay Versus Performance Table (which is the Dow Jones U.S. Asset Manager Index) over the same period.

The following graph shows the relationship between the “compensation actually paid” to each of Messrs. Rowan and Black and the average of the “compensation actually paid” to our non-PEO
NEOs (in each case, with “compensation actually paid” calculated as set forth above in accordance with the rules prescribed under Item 402(v)) in 2020, 2021 and 2022 and our net income performance in 2020, 2021 and 2022.

6
1

The following graph shows the relationship between the “compensation actually paid” to each of Messrs. Rowan and Black and the average of the “compensation actually paid” to our non-PEO
NEOs (in each case, with “compensation actually paid” calculated as set forth above in accordance with the rules prescribed under Item 402(v)) in 2020, 2021 and 2022 and the performance of our company-selected measure, fee related earnings, in 2020, 2021 and 2022.

Tabular List of Most Important Performance Measures
The following provides a list of the performance measures that we believe are the most important performance measures used to link compensation actually paid to company performance for 2022. We are providing this list in accordance with Item 402(v) of Regulation
S-K
to provide information on performance measures used by the Compensation Committee to determine NEO compensation. For more information, see the Compensation Discussion and Analysis above.

•	Fee Related Earnings

•	Adjusted Net Income

•	Realized Performance Fees

•	Spread Related Earnings

6
2

Director Compensation

We do not pay additional remuneration to our employee directors and did not pay any remuneration to Former Managing Partner Joshua Harris for service on our Board of Directors.

Each independent director receives (i) a base annual director fee of $150,000, (ii) an additional annual director fee of $100,000 for serving as our Board of Directors’ Lead Independent Director or independent Chair, (iii) an annual director fee of $25,000 for each committee of the Board of Directors for which he or she served as a member and (iv) an additional annual director fee of $25,000 (incremental to the fee described in (iii) above) for each committee of the Board of Directors on which he or she served as the Chair. We also agreed to provide the Lead Independent Director or independent Chair with administrative assistance and office space as reasonably necessary to perform his or her duties. Walter Joseph (Jay) Clayton III currently serves as independent Chair of the Board of Directors.

Furthermore, each independent director initially elected to our Board of Directors received a one-time grant of RSUs with a value of $600,000 ($750,000 for the Lead Independent Director or independent Chair) that vests in equal annual installments on June 30 of each of the first, second and third years following the year that the grant is made (a “Three-Year Grant”). Incumbent independent directors who had fully vested in their initial RSU award received an annual RSU award with a value of $200,000 ($250,000 for the Lead Independent Director or independent Chair) that vests on June 30 of the year following the year that the grant is made.

Independent directors who commence their service after April 2023 will no longer receive a Three-Year Grant and will instead receive a welcome grant of RSUs with a value of $200,000 ($250,000 for the Lead Independent Director or independent Chair) that vest on June 30 of the year following the year the grant is made and annual grants thereafter. In addition, beginning with their annual RSU grants that are scheduled to vest on June 30, 2024, independent directors may elect to delay the receipt of shares in settlement of their annual RSU awards until their service on the Board of Directors terminates.

Additionally, from time to time the Board of Directors forms ad hoc committees, whereby members are separately compensated at a rate of $25,000 per annum for their service, with the chair of any such committee receiving an additional $25,000 per annum. Non-employee directors who serve on the audit committee of AAM or the Board of Directors and committees of AHL also receive fees for such service, as further described in the annual reports for those companies and in a note to the below table.

We adopted director stock ownership guidelines in our corporate governance guidelines to ensure that our independent directors maintain a meaningful equity stake in the Company and align their interests with those of our stockholders. Our director stock ownership guidelines provide that independent directors are expected to hold at least five times the director’s base annual cash retainer amount, currently $150,000, in Company stock. For purposes of satisfying these requirements, a director’s holdings in shares of Common Stock include, in addition to shares held outright, any vested RSUs granted to the director as compensation for board service and any shares or vested RSUs held under a deferral or similar plan. The only unvested awards counted for purposes of satisfying the guidelines are time-based RSUs granted to our independent directors as part of their compensation for board service. Independent directors of AGM are expected to achieve the guidelines within five years of the later of (i) the date they became subject to the guidelines, (ii) the date of a material change to the guidelines, or (iii) the date of any increase in their annual cash retainer to attain this ownership threshold. Whether a director meets the guidelines is determined at the beginning of each year by multiplying his or her share ownership by the average daily closing price per share of Common Stock on the New York Stock Exchange for the prior year. If a director is not in compliance with the stock ownership guidelines, then he or she is expected to retain all shares of Common Stock until the guidelines are met.

The following table provides the compensation for our independent directors during the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Walter (Jay) Clayton	338,056	—	—	338,056
Marc Beilinson	224,722	536,870	—	761,592
Jessica Bibliowicz	131,250	536,870	—	668,120
Michael Ducey	175,000	183,924	2,500	361,424
Richard Emerson	175,000	—	—	175,000
Kerry Murphy Healey	200,000	—	2,500	202,500
Mitra Hormozi	213,056	536,870	2,500	752,426
Pamela Joyner	175,000	—	—	175,000
A.B. Krongard	225,000	183,924	2,500	411,424
Pauline Richards	225,000	183,924	2,500	411,424
David Simon	150,000	—	—	150,000
Lynn Swann	175,000	536,870	—	711,870

(1)

Represent cash amounts earned in 2022 for service on the Board of Directors and its committees, including, for Mr. Clayton, the fee for serving as independent Chair. These amounts were earned in 2022 and accordingly the above figures include amounts that were paid in 2023 but earned in 2022 and exclude amounts (having the same value) that were earned in 2021 and paid in 2022.

(2)

Represents the aggregate grant date fair value of stock awards granted, as applicable, computed in accordance with FASB ASC Topic 718. See note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for further information concerning the assumptions made in valuing our RSU awards. The amounts shown do not reflect compensation actually received by the independent directors, but instead represent the aggregate grant date fair value of the awards. We note that the RSU grants to Mr. Beilinson, Ms. Bibliowicz, Ms. Hormozi and Mr. Swann were in connection with each receiving a one-time grant of RSUs following his or her initial election to the board, and none is scheduled to receive another grant of RSUs until the three-year vesting period applicable to those initial grants has elapsed. Unvested director RSUs are not entitled to dividends or dividend equivalents. As of December 31, 2022, each of our independent directors held RSUs that were unvested and outstanding.

(3)(a)	Matching charitable contributions made to a charity of the director’s choice by an affiliate of AGM.

(b)

AHL, which is a public company subject to complex, multi-jurisdictional insurance industry regulation, has a robust majority independent board of directors that meets at least quarterly, has numerous active committees, and assists AHL in managing conflicts. Like other AHL non-employee directors, Mr. Beilinson, Ms. Hormozi and Mr. Swann received an annual retainer of $270,000 for their service on the AHL Board in 2022. Mr. Beilinson and Ms. Hormozi also received $21,000 in 2022 for their service on AHL standing committees. In light of his workload and broad responsibilities, Mr. Beilinson also received $36,750 in 2022 for his work as lead independent director of AHL. The AHL board of directors also forms special committees from time to time to evaluate and provide recommendations to the AHL board on potential significant transactions, including transactions involving AGM, AAM and their subsidiaries that are outside the ordinary responsibilities of the conflicts committee. Due to the extensive demands on special committee members as a result of the conflicts involved and the complexity of the underlying transactions, the AHL board of directors provides certain fixed fees to compensate special committee members for their additional service. In 2022, Mr. Beilinson served on an AHL special committee relating to the Mergers, for which he received compensation of $50,000 per month through September 2022, after which time the committee completed its work and disbanded in the fourth quarter of 2022. Mr. Beilinson also served on an AHL special litigation committee in 2022, for which he received $12,500 per month. In addition, Ms. Hormozi received $75,000 for her service on certain AHL subsidiary boards. Accordingly, aggregate fees for their service on the AHL board and its committees in 2022 were as follows: for Mr. Beilinson, $927,750; for Ms. Hormozi, $366,000; and for Mr. Swann, $270,000. The AAM board of directors does not compensate its board members except for their service on its audit committee. For their service on the AAM audit committee in 2022, Ms. Bibliowicz, Mr. Ducey, Mr. Krongard and Ms. Richards each received $25,000 (which for Ms. Bibliowicz was prorated to $18,750 to reflect that she joined the AAM audit committee on March 31, 2022), with Ms. Richards receiving an additional $25,000 for her service as chair of the AAM audit committee. The amounts described in this paragraph (b) are additional to those that appear in the above table.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report for our fiscal year ended December 31, 2022:

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our Board of Directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held twelve meetings in 2022. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Deloitte, our independent registered public accounting firm. At these meetings, among other things, the Audit Committee reviewed the consolidated financial statements contained in AGM’s quarterly and annual periodic reports, as applicable, as well as AGM’s earnings releases. In addition, the Audit Committee and management discussed with Deloitte, an independent registered public accounting firm, the overall scope and plans for its audit.

The Audit Committee also discussed with Deloitte matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also discussed with Deloitte its independence from us. Deloitte provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by Deloitte.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to the Board of Directors that AGM’s audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in its annual report filed with the SEC. The Audit Committee has also appointed Deloitte as AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and is presenting this selection to our stockholders for ratification.

Jessica Bibliowicz (Chair since June 2023)

Pauline Richards (Chair until June 2023)

Michael Ducey

A.B. Krongard

Marc Beilinson (member since June 2023)

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed Deloitte to be AGM’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Deloitte has served as the independent registered public accounting firm to AGM, and before the Mergers to AAM (the accounting predecessor of AGM) since fiscal year 2010 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of Deloitte are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock entitled to vote and present in person or by proxy at the Annual Meeting. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR such ratification.

Principal Accounting Fees and Services

The following table summarizes the aggregate fees for professional services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the years ended December 31, 2022 and 2021.

	For the Year Ended December 31, 2022
	AGM	AGM Funds(1)	Total
	(in thousands)
Audit fees(2)	$28,079	$34,420	$62,499
Audit-related fees(3)	933	923	1,856
Tax fees
Tax compliance fees	7,822	41,679	49,501
Tax advisory fees	3,089	4,410	7,499
Total tax fees	10,911	46,089	57,000

Total fees	$39,923	$81,432	$121,355

	For the Year Ended December 31, 2021
	AGM(4)	AGM Funds(1)	Total
	(in thousands)
Audit fees(2)	$7,084	$24,370	$31,454
Audit-related fees(3)	1,672	1,354	3,026
Tax fees
Tax compliance fees	6,639	33,195	39,834
Tax advisory fees	4,025	2,240	6,265
Total tax fees	10,664	35,435	46,099

Total fees	$19,420	$61,159	$80,579

(1)	Audit and Tax fees for Apollo fund entities consisted of services to investment funds managed by affiliates of Apollo in their capacity as the general partner and/or manager of such entities.

(2)

Audit fees consisted of fees for (a) the audits of the consolidated financial statements in AGM’s Annual Report on Form 10-K for the year ended December 31, 2022 and in AAM’s Annual Report on Form 10-K for the year ended December 31, 2021 and services attendant to, or required by, statute or regulation and (b) reviews of the interim condensed consolidated financial statements included in AGM’s quarterly reports on Form 10-Q during fiscal year 2022 and in AAM’s quarterly reports on Form 10-Q during fiscal year 2021.

(3)	Audit-related fees consisted of comfort letters, consents and other services related to SEC and other regulatory filings.

(4)	Refers to fees prior to the Mergers incurred by AAM, the accounting predecessor of AGM.

Our Audit Committee charter requires the Audit Committee of our Board of Directors to approve in advance all audit and non-audit related services to be provided by our independent registered public accounting firm. All services reported in the Audit, Audit-related and Tax categories above were approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of Common Stock as of August 1, 2023 by (i) each person known to us to beneficially own more than 5% of the voting outstanding equity securities of AGM listed in the table below, (ii) each of our directors, (iii) each person who is a named executive officer for 2022 and (iv) all directors and executive officers as a group.

The number of shares of Common Stock issued and outstanding and the percentages of beneficial ownership are based on 566,809,153 shares of Common Stock issued and outstanding as of August 1, 2023.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated, the address of each person named in the table is c/o Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, NY 10019.

	Common Stock Beneficially Owned
	Number(1)	Percentage
Directors and Executive Officers:
Marc Beilinson	104,590	*
James Belardi(2)	6,230,086	1.1%
Jessica Bibliowicz	3,835	*
Walter (Jay) Clayton	24,754	*
Mike Ducey(3)	66,189	*
Richard Emerson	7,025	*
Kerry Murphy Healey	14,047	*
Mitra Hormozi(4)	21,037	*
Pamela Joyner	7,860	*
Martin Kelly	174,204	*
Scott Kleinman(5)	3,845,021	*
A.B. Krongard(6)	440,998	*
Pauline Richards	79,360	*
Marc Rowan(7)	34,832,816	6.1%
David Simon	6,745	*
John Suydam(8)	239,116	*
Lynn Swann	9,345	*
Patrick Toomey	—	—
James Zelter(7)(9)	3,176,691	*

All directors and executive officers as a group (nineteen persons)(10)	49,283,719	8.7%

5% Stockholders:
Leon Black(11)	50,744,773	9.0%
Joshua Harris(7)(12)	34,786,690	6.1%
The Vanguard Group(13)	35,866,248	6.3%
Capital World Investors(14)	30,545,388	5.4%

*	Represents less than 1%

(1)

The number of shares included in the table above includes the following underlying RSUs that will be delivered within 60 days of August 1, 2023: 3,835 for Mr. Beilinson; 3,835 for Ms. Bibliowicz; 4,912 for Mr. Clayton; 3,617 for Mr. Ducey; 3,513 for Mr. Emerson; 3,513 for Dr. Murphy Healey; 3,835 for Ms. Hormozi; 3,930 for Ms. Joyner; 50,838 for Mr. Kelly; 250 for Mr. Kleinman; 3,617 for Mr. Krongard;

3,617 for Ms. Richards; 3,373 for Mr. Simon; 14,020 for Mr. Suydam; 3,835 for Mr. Swann; and 71,000 for Mr. Zelter.

(2)

Includes 486,094 vested options to acquire Common Stock. The number of shares presented are directly and indirectly held by vehicles over which the named individual exercises voting and investment control.

(3)

Includes 2,616 shares held by two trusts in the aggregate for the benefit of the named individual’s grandchildren, for which the named individual and several of his immediate family members are trustees and have shared investment power. The named individual disclaims beneficial ownership of the shares held in the trusts, except to the extent of his pecuniary interest therein. Also includes 5 shares held by a trust, an entity for which the named individual and his spouse have shared voting and investment power.

(4)

Includes shares held by a third-party independently managed account that belongs to an entity controlled by the named individual’s spouse and over which the named individual’s spouse has a pecuniary interest.

(5)

The number of shares presented are directly and indirectly held by vehicles over which the named individual exercises voting and investment control. The number of shares also includes shares held by a vehicle owned by the named individual and a trust for the benefit of the named individual’s descendants and for which the named individual’s father acts as trustee; the named individual disclaims beneficial ownership of the securities held by this vehicle except to the extent of his direct or indirect pecuniary interest.

(6)

Includes 250,000 shares held by a trust for the benefit of the named individual’s children, for which the named individual’s children are the trustees. The named individual disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein. Also includes 113,043 shares held by a trust for the benefit of the named individual and for which the named individual’s children act as trustee; the named individual disclaims beneficial ownership of the securities held by this vehicle except to the extent of his pecuniary interest therein. Also includes 3,800 shares which were gifted to the Krongard Foundation, an entity over which the named individual exercises voting and investment control but over which he retains no pecuniary interest.

(7)	The number of shares presented are directly and indirectly held by vehicles over which the named individual exercises voting and investment control.

(8)

Includes 49,479 shares held by a trust for the benefit of the named individual’s spouse and children for which the named individual’s spouse is the trustee. The named individual disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein. Also includes 12,040 shares held by a vehicle in which the named individual owns 30% and 70% is owned by a trust for the benefit of the named individual’s grandchildren and for which the named individual’s spouse is trustee. The named individual disclaims beneficial ownership of the 70% owned by the trust.

(9)	Includes 110,528 shares which were gifted to JVZ Foundation, an entity over which the named individual exercises voting and investment control but over which he retains no pecuniary interest.

(10)	The number of directors and executive officers as a group includes directors and current executive officers.

(11)	Based on a Form 4 filed with the SEC on June 16, 2023 by Mr. Black. The address of Mr. Black is c/o Elysium Management LLC, 445 Park Avenue, Suite 1401, New York, NY 10022.

(12)	Based on the Schedule 13D/A filed with the SEC on July 18, 2023 by Mr. Harris. The address of Mr. Harris is 404 Washington Avenue, PH 810, Miami Beach, FL 33139.

(13)

Based on information set forth in the Schedule 13G that The Vanguard Group filed with the SEC on February 9, 2023. The Vanguard Group reported that, as of December 30, 2022, it had shared voting power over 345,626 shares, sole dispositive power over 34,812,123 shares, shared dispositive power over 1,054,125 shares and no sole voting power. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(14)

Based on information set forth in the Schedule 13G that Capital World Investors filed with the SEC on February 13, 2023. Capital World Investors reported that, as of December 30, 2022, it had sole voting power over 30,545,374 shares, sole dispositive power over 30,545,388 shares and no shared voting and dispositive powers. Capital World Investors also indicated it disclaims beneficial ownership over 30,545,388 shares pursuant to Rule 13d-4. The address of Capital World Investors is 333 South Hope Street, 55th floor, Los Angeles, California 90071.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2024 Annual Meeting must be received at our principal executive offices no later than the close of business on April 23, 2024, unless the date of the 2024 Annual Meeting is more than 30 days before or after October 6, 2024 in which case the proposal must be received within a reasonable time before we begin to print and mail our proxy materials.

Our bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees up to the greater of two or 20% of the number of directors on our board (subject to certain adjustments and other conditions) provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. To be timely, a notice of proxy access nomination must be addressed to our Secretary and received by our Secretary (1) no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of stockholders (i.e., no earlier than March 24, 2024 and no later than April 23, 2024) or (2) in the case of such notice for a stockholder nominee who currently serves as a director of AGM, within twenty (20) days after the Board of Directors nominates directors for the next annual meeting.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2024 Annual Meeting, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, a stockholder’s notice shall be delivered to the Secretary of AGM at the principal executive offices of AGM not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between June 8, 2024 and July 8, 2024 for the 2024 Annual Meeting. If the date of the 2024 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the previous year’s meeting or of the stockholder consent in lieu thereof, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AGM. In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than AGM’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 7, 2024.

All such proposals should be sent to our Secretary at Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice and information requirements for director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the AGM Secretary at the address set forth above.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement, either now or in the future, please contact our Secretary by mailing a request to Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, or by calling our main telephone number at (212) 515-3200 and requesting to be connected to the office of our Secretary. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the Annual Report, this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is ir.apollo.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, we will, without charge, provide copies of our public filings with the SEC, including financial statements, for the fiscal year ended December 31, 2022. Requests should be directed to Jessica L. Lomm, Secretary, Apollo Global Management, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

Annex A—Definitions of Certain Financial Terms

“Segment Income”, or “SI”, is the key performance measure used by management in evaluating the performance of the asset management, retirement services, and principal investing segments. Management uses Segment Income to make key operating decisions such as the following:

•	decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses;

•

decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and

•	decisions related to the amount of earnings available for dividends to common stockholders and holders of RSUs that participate in dividends.

Segment Income is the sum of (i) Fee Related Earnings, (ii) Spread Related Earnings and (iii) Principal Investing Income. Segment Income excludes the effects of the consolidation of any of the related funds and SPACs, AGM interest and other financing costs not attributable to any specific segment, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges. In addition, Segment Income excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

“Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of:

1.

the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity;

2.

the fair value of the investments of equity and certain hybrid funds, partnerships and accounts Apollo manages or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings;

3.	the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and

4.

the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above.

Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways.

“Fee Related Earnings”, or “FRE”, is a component of Segment Income that is used to assess the performance of the Asset Management segment. FRE is the sum of (i) management fees, (ii) capital solutions and other related fees, (iii) fee-related performance fees from indefinite term vehicles, that are measured and received on a recurring basis and not dependent on realization events of the underlying investments and (iv) other income, net, less (a) fee-related compensation, excluding equity-based compensation, (b) non-compensation expenses incurred in the normal course of business, (c) placement fees and (d) non-controlling interests in the management companies of certain funds the Company manages.

“Spread Related Earnings”, or “SRE” is a component of Segment Income that is used to assess the performance of the Retirement Services segment, excluding certain market volatility and certain expenses related to integration, restructuring, equity-based compensation, and other expenses. For the Retirement Services segment, SRE equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees received on business managed for others, primarily the ADIP portion of Athene’s business ceded to ACRA, less (x) cost of funds, (y) operating expenses excluding equity-based compensation and (z) financing costs including interest expense and preferred dividends, if any, paid to Athene preferred stockholders.

“Normalized Spread Related Earnings” reflects adjustments to SRE to exclude notable items and normalize alternative investment income to an 11% long-term return.

“Principal Investing Income”, or “PII” is a component of Segment Income that is used to assess the performance of the Principal Investing segment. For the Principal Investing segment, PII is the sum of (i) realized performance fees, excluding realizations received in the form of shares, (ii) realized investment income, less (x) realized principal investing compensation expense, excluding expense related to equity-based compensation, and (y) certain corporate compensation and non-compensation expenses.

“ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries, and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd, together with its subsidiaries.

“ADIP” refers to Apollo/Athene Dedicated Investment Program and Apollo/Athene Dedicated Investment Program II, funds managed by Apollo including third-party capital that, through ACRA, invests alongside Athene in certain investments.

“Capital solutions fees and other, net” primarily includes transaction fees earned by Apollo Capital Solutions (“ACS”) related to underwriting, structuring, arrangement and placement of debt and equity securities, and syndication for funds managed by Apollo, portfolio companies of funds managed by Apollo, and third parties. Capital solutions fees and other, net also includes advisory fees for the ongoing monitoring of portfolio operations and director’s fees. These fees also include certain offsetting amounts including reductions in management fees related to a percentage of these fees recognized (“management fee offset”) and other additional revenue sharing arrangements.

“Debt Origination” represents (i) capital that has been invested in new debt or debt like investments by Apollo’s yield and hybrid strategies (whether purchased by Apollo funds and accounts, or syndicated to third parties) where Apollo or one of Apollo’s platforms has sourced, negotiated, or significantly affected the commercial terms of the investment; (ii) new capital pools formed by debt issuances, including CLOs and (iii) net purchases of certain assets by the funds and accounts we manage that we consider to be private, illiquid, and hard to access assets and which the funds otherwise may not be able to meaningfully access. Debt origination generally excludes any issuance of debt or debt like investments by the portfolio companies of the funds we manage.

“FRE Margin” is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees).

“Inflows” within the Asset Management segment represents (i) at the individual strategy level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers, and (ii) on an aggregate basis, the sum of inflows across the yield, hybrid and equity strategies.

“Organic Inflows” equal inflows from retail, flow reinsurance and institutional channels and include all inflows sourced by Athene, including all of the inflows reinsured to ADIP.

APOLLO GLOBAL MANAGEMENT, INC.

Proxy for Annual Meeting of Stockholders on October 6, 2023

Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) John J. Suydam, Whitney Chatterjee and Jessica L. Lomm, or any of them, as proxies, each with the full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Apollo Global Management, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually, by means of remote communication, at 9:30 a.m. Eastern Time, on October 6, 2023 and any adjournment or postponement thereof. In order to attend the meeting, you must register at http://viewproxy.com/apollo/2023/htype.asp by 11:59 p.m. Eastern Time on October 3, 2023. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by using the invitation link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Questions and Answers About this Proxy Statement - How do I attend and vote my shares at the virtual Annual Meeting?”

(Continued and to be marked, dated and signed on the reverse side.)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING:

The Annual Report, Notice and Proxy Statement are available at:

http://www.viewproxy.com/apollo/2023

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BELOW. PLEASE SIGN, DATE AND

RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR the election of all of the director nominees listed in Proposal 1:

1. ELECTION OF DIRECTORS.

    NOMINEES:

01 Marc Beilinson	☐ FOR ☐ AGAINST ☐ ABSTAIN	09 Scott Kleinman	☐ FOR ☐ AGAINST ☐ ABSTAIN
02 James Belardi	☐ FOR ☐ AGAINST ☐ ABSTAIN	10 A.B. Krongard	☐ FOR ☐ AGAINST ☐ ABSTAIN
03 Jessica Bibliowicz	☐ FOR ☐ AGAINST ☐ ABSTAIN	11 Pauline Richards	☐ FOR ☐ AGAINST ☐ ABSTAIN
04 Walter (Jay) Clayton	☐ FOR ☐ AGAINST ☐ ABSTAIN	12 Marc Rowan	☐ FOR ☐ AGAINST ☐ ABSTAIN
05 Michael Ducey	☐ FOR ☐ AGAINST ☐ ABSTAIN	13 David Simon	☐ FOR ☐ AGAINST ☐ ABSTAIN
06 Kerry Murphy Healey	☐ FOR ☐ AGAINST ☐ ABSTAIN	14 Lynn Swann	☐ FOR ☐ AGAINST ☐ ABSTAIN
07 Mitra Hormozi	☐ FOR ☐ AGAINST ☐ ABSTAIN	15 Patrick Toomey	☐ FOR ☐ AGAINST ☐ ABSTAIN
08 Pamela Joyner	☐ FOR ☐ AGAINST ☐ ABSTAIN	16 James Zelter	☐ FOR ☐ AGAINST ☐ ABSTAIN

The Board of Directors recommends you vote FOR Proposal 2.
DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data)	2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
☐ FOR ☐ AGAINST ☐ ABSTAIN
The Board of Directors recommends you vote FOR Proposal 3.
3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.

Date
Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Signature
Signature
(Joint Owners)
Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the virtual Annual Meeting.

INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/APO Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1-866-804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call.

Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.